UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒           Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as Permitted By Rule 14A-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

SERITAGE GROWTH PROPERTIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

500 Fifth Avenue
Suite 1530
New York, NY 10110
(212) 355-7800

April 27, 2023

Dear Shareholder:

The trustees and officers of Seritage Growth Properties (“Seritage,” the “Company,” “our company,” “we,” “our” or “us”) are pleased to invite you to attend the 2023 annual meeting of the Company’s shareholders on June 6, 2023 at 10:00 a.m. (Eastern Time). This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting virtually and vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/M2XYZH2. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. After reading the Proxy Statement, please submit your proxy through the Internet, by touch-tone telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. We must receive properly authorized proxies submitted via mail by June 5, 2023 to ensure they will be counted at the Annual Meeting. We encourage you to authorize a proxy to vote your shares via telephone or the Internet and to choose to view future mailings electronically rather than receiving them on paper. You may vote electronically via telephone or the Internet up to the time the polls close at the virtual meeting. Please review the instructions on each of your voting options described in this Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials you received in the mail.

Whether or not you plan to attend the virtual meeting, please read the Proxy Statement and vote your shares.

Sincerely,

Andrea L. Olshan
Chief Executive Officer and President

Seritage Growth Properties
500 Fifth Avenue
Suite 1530
New York, NY 10110

SERITAGE GROWTH PROPERTIES

500 Fifth Avenue

Suite 1530

New York, NY 10110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 6, 2023

10:00 a.m. Eastern Time

We invite you to attend the 2023 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland real estate investment trust (“Seritage,” “the Company,” “our company,” “we,” “our” or “us”), to consider and vote upon:

1.       The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualifies;

2.       The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;

3.       An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement;

4.        The determination, on an advisory non-binding basis, of the frequency with which shareholders will participate in any advisory vote on executive compensation; and

5.       Any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 19, 2023 (the “Record Date”). Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the meeting. For more information, please read the accompanying Proxy Statement.

This year’s Annual Meeting will be held in a virtual meeting format only. You will be able to attend the Annual Meeting by remote communication and vote and submit questions during the virtual Annual Meeting by visiting www.meetnow.global/M2XYZH2. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers — How do I attend and vote shares at the Annual Meeting?” Any reference herein to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

It is important that your shares are represented at the meeting. Shareholders of record as of the close of business on the Record Date may vote their shares online at the virtual Annual Meeting, or authorize a proxy (1) by telephone, (2) through the Internet or (3) if you requested to receive printed proxy materials, by executing and submitting your enclosed proxy card at any time prior to meeting. If you do not attend the virtual meeting but your vote is submitted by telephone or Internet before 10:00 A.M., Eastern Time, on June 6, 2023, your vote will be cast as if you were personally present at the meeting. If you are a shareholder of record as of the close of business on the Record Date or hold a legal proxy from a shareholder of record and attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.

Sincerely,

Matthew Fernand
Chief Legal Officer and Corporate Secretary

April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2023.

The Company’s Proxy Statement for the Annual Meeting and the 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://www.edocumentview.com/SRG.

QUESTIONS AND ANSWERS	1

CORPORATE GOVERNANCE	7
Corporate Governance Practices	7
Environmental, Social and Governance Practices	7
Trustee Independence	8
Risk Management	8
Public Policy Matters	9

THE BOARD OF TRUSTEES	9
Board Membership	9
Committees of the Board of Trustees	10
Communications with the Board of Trustees	12
Board Leadership Structure	12
Nomination of Trustee Candidates	12
Review and Approval of Transactions with Related Persons	14
Our Relationships with Transform Holdco LLC and Edward S. Lampert	14

ITEM 1. ELECTION OF TRUSTEES	17

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	20
Security Ownership of Trustees and Management	20
Security Ownership of 5% Beneficial Owners	21

EXECUTIVE OFFICERS	22

COMPENSATION DISCUSSION AND ANALYSIS	23

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
Independent Registered Public Accounting Firm Fees	42

REPORT OF THE AUDIT COMMITTEE	43

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	44

ITEM 4. ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	45

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING	46

2024 ANNUAL MEETING OF SHAREHOLDERS	46
Procedures for Submitting Shareholder Proposals	46

SOLICITATION OF PROXIES	46

IMPORTANT	46

QUESTIONS AND ANSWERS

What is included in these proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2023 annual meeting of shareholders (the “Annual Meeting”) of Seritage Growth Properties, a Maryland REIT that is taxed as a C corporation (“Seritage,” “the Company,” “our company,” “we,” “our,” or “us”), include the Notice of Annual Meeting, this Proxy Statement, our 2022 Annual Report on Form 10-K and a proxy card or voting instruction form. The Company has made these proxy materials available to you by Internet or, upon your request, has delivered printed versions of these materials to you by mail, because you were a shareholder of record at the close of business on April 19, 2023.

A “proxy statement” is a document that U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. The word “proxy” has two meanings. A “proxy” is the legal designation of another person to cast the votes entitled to be cast by the holder of the shares and is sometimes called a “proxy card.” That other designated person is called a “proxy” and is sometimes referred to as a “proxy holder.”

We have designated three of our officers as proxies for the Annual Meeting. When you authorize a proxy by using the Internet, by telephone or by signing and returning the proxy card, you appoint each of Andrea L. Olshan, John Garilli and Matthew Fernand as your proxy at the Annual Meeting (the “proxies”), with full power of substitution by any of them. Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by using the Internet, by telephone or, if you received your proxy card by mail, by signing and returning your proxy card. If you authorize a proxy by using the Internet or by telephone, you do not need to return your proxy card.

The form of proxy and this Proxy Statement have been approved by our Board of Trustees (“Board” or “Board of Trustees”) and are being provided to shareholders by its authority. These materials were first made available or sent to you on April 27, 2023. Any reference in this Proxy Statement to attending the Annual Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.

Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to our shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will be able to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice, proxy card or voting instruction form. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of its annual meetings and reduce the cost to the Company of physically printing and mailing materials.

What am I voting on at the Annual Meeting?

At the Annual Meeting, our shareholders are asked to consider and vote upon:

●	The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualifies;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;
●	an advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers;

●	the determination, on an advisory non-binding basis, of the frequency with which shareholders will participate in any advisory vote on executive compensation; and
●	any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

How does the Board recommend I vote?

The Board recommends that you vote as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;
●	FOR, on an advisory basis, non-binding, the approval of the executive compensation program for our named executive officers; and
●	FOR A ONE YEAR, on an advisory non-binding basis, frequency of any advisory votes on the Company’s executive compensation.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you properly sign and deliver your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

●	FOR the election of each of the Board’s nominees for trustees;
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;
●	FOR, on an advisory, non-binding basis, the approval of the executive compensation program for our named executive officers; and
●	FOR A ONE YEAR, on an advisory non-binding basis, frequency of any advisory votes on the Company’s executive compensation.

The individuals named as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who is entitled to vote?

Only holders of our class A common shares of beneficial interest, $0.01 par value per share (“Class A Shares”), and class B common shares of beneficial interest, $0.01 par value per share (“Class B Shares”), at the close of business on April 19, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The holder of each Class A Share and each Class B Share outstanding is entitled to one vote per share. There were 56,171,569 Class A Shares and no Class B Shares outstanding on the Record Date.

How do I cast my vote?

If you hold your shares directly in your own name, you are a “registered shareholder” (sometime referred to as a “record shareholder”) and may vote in person at the Annual Meeting or you may complete and submit a proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

How do I authorize a proxy to vote my shares by telephone or through the Internet?

If you are a registered shareholder, you may authorize a proxy to vote your shares by telephone or through the Internet following the instructions in the Notice or proxy card if you requested to receive paper proxy materials. If you are a street-name shareholder, your broker or other nominee has provided you a voting instruction form and other information for you to use in directing your broker or nominee how to vote your shares.

Who will count the vote?

A representative of Computershare Trust Company, N.A., an independent tabulator, will count the vote and act as the inspector of election.

May I change my vote after I have voted?

A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered shareholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary. The last proxy received prior to the Annual Meeting will be the one that will be counted. If you are a registered shareholder, you may also change your vote by voting at the virtual Annual Meeting. Virtual attendance at the Annual Meeting will not, by itself, change a prior vote. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

May I revoke a proxy?

Yes, a registered shareholder may revoke a properly executed proxy at any time before it is exercised at the Annual Meeting by (i) submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question or (ii) attending the Annual Meeting in person and revoking your proxy. Street-name shareholders wishing to revoke their proxies after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

What does it mean if I receive more than one Notice, proxy or voting instruction form?

It means your shares are registered in more than one account. For all copies of proxy materials, please provide voting instructions for all Notices, proxy cards and voting instruction forms that you receive. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600 Louisville, KY 40202 (1-866-455-9772). Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

What constitutes a quorum?

The holders of a majority of the outstanding shares entitled to vote, in person or represented by proxy at the Annual Meeting, constitute a quorum. A quorum is necessary to transact business at the Annual Meeting.

What is the required vote to elect trustees?

Item 1: The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) as to a nominee at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

What is the required vote to approve each of the other proposals?

Item 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Item 3: Approval of the advisory vote on the Company’s executive compensation program for our named executive officers requires the affirmative vote of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting.

Item 4: Shareholders may vote in favor of holding the vote on the Company’s named executive officer compensation every year, every two years or every three years, and they may also choose to abstain. The choice among every one, two or three years which receives a majority of all of the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the preferred choice of the shareholders.

What is the effect of an abstention?

Abstentions occur when a shareholder is present in person or by proxy at the Annual Meeting, but abstains from voting. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are not votes cast and will have no effect on the election of trustees, on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, on the advisory vote on the Company’s executive compensation and on the advisory vote on the frequency in which shareholders will participate in any advisory vote on executive compensation.

How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name, but do not provide your broker with voting instructions on a matter on which the broker is not permitted to vote without instructions from the beneficial owner, your shares represent “broker non-votes.” Under the rules of the New York Stock Exchange, brokers are not entitled to vote on (i) the election of trustees (Item 1), (ii) the advisory vote on the Company’s executive compensation (Item 3) or (iii) the advisory vote on the frequency of any advisory votes on the Company’s executive compensation (Item 4) unless they receive voting instructions from the beneficial owner. Your broker is entitled to vote your shares even if no instructions are received from you on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2). Broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Because broker non-votes are not considered votes cast on a proposal, broker non-votes, if any, will not affect the outcome of the election of trustees (Item 1), the advisory vote on the Company’s executive compensation (Item 3) or the advisory vote on the frequency of any advisory votes on the Company’s executive compensation (Item 4).

Why are you holding a virtual Annual Meeting?

We believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders and the Company.

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 6, 2023. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the virtual check-in process. Please follow the registration instructions as outlined in this proxy statement.

How do I attend and vote shares at the Annual Meeting?

Any shareholder as of the Record Date or their duly authorized proxies may attend the Annual Meeting virtually. If you are a registered shareholder, you do not need to register to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetnow.global/M2XYZH2. You also will be able to vote your shares electronically as part of the Annual Meeting webcast. Please follow the instructions on the notice or proxy card that you received.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the virtual Annual Meeting by remote communication via webcast, you must submit a legal proxy from your broker or nominee as proof of your power to authorize your vote. Obtaining a legal proxy from your broker or nominee may take several days. Requests for registration must be labeled as “Legal Proxy” and be should be received by Computershare via email or by mail using the instructions below by no later than 5:00 PM, Eastern Time on June 1, 2023 to ensure ample time to provide your confirmation of registration to be admitted to the meeting

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail

Computershare

Seritage Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The Annual Meeting will convene at 10:00 a.m. Eastern Time on June 6, 2023. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this proxy statement.

May I access future annual meeting materials through the Internet?

Yes. Registered shareholders may sign up for electronic delivery at any time by registering their account online at www.computershare.com and updating their account profile. If you authorize a proxy through the Internet, you may also sign up for electronic delivery. Just follow the instructions that appear after clicking on the “Vote” icon at www.envisionreports.com/SRG during the voting process. You will receive an e-mail next year containing our 2023 Annual Report on Form 10-K and the Proxy Statement for our 2024 annual meeting. Street-name shareholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our Company incurs in connection with the solicitation of proxies.

How are proxies solicited and what is the cost?

Seritage will bear the cost of soliciting proxies by or on behalf of our Board. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our trustees, officers and employees, none of whom will receive additional compensation for these services. We have engaged Innisfree M&A Incorporated (“Innisfree”) to distribute and solicit proxies on our behalf and will pay Innisfree a fee of $20,000 plus reimbursement of reasonable out-of-pocket expenses, for these services.

What is “householding”?

Seritage has adopted a procedure called “householding,” which has been approved by the SEC and authorized under Maryland law. Under this procedure, shareholders of record who have the same address and last name will receive a single copy of the Notice and, if applicable, the proxy materials unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you wish to receive separate copies of Notices and, if applicable, proxy materials, please call the Company at (212) 355-7800 or write to: Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. The Company will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of Notices and, if applicable, proxy materials who wish to receive only one copy of these materials per household in the future may contact the Corporate Secretary of the Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

How do I revoke my consent to the householding program?

If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate Notices and, if applicable, proxy materials, you may revoke your consent by writing to Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. You may also revoke your consent by contacting the Company at (212) 355-7800. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Business Conduct and Ethics, are available on our website at www.seritage.com on our Investor Relations page under the heading “Governance Documents.” (We are not including the information contained on, or available through, our website as a part of, or incorporating such information by reference into, this proxy statement.)

Among other things, the Corporate Governance Guidelines provide that:

●	A majority of the members of the Board must be independent trustees;
●	Independent trustees are to meet regularly, at least twice a year, in executive session without management present;
●	The Board and each of its committees have the power to engage, at the Company’s expense, independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance;
●	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively;
●	The Board is committed to a policy of inclusiveness and is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills; and
●	Trustees and executive officers are prohibited from entering into any hedging or pledging transactions involving Company securities. Specifically, the Company prohibits all trustees and executive officers from engaging (at any time) in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities (but excluding transactions pursuant to awards granted under a Company equity-incentive plan, such as the exercise of stock options and purchase of the underlying shares). In addition, all trustees and executive officers are prohibited from pledging Company securities as collateral for loans.

Environmental, Social and Governance Practices

We are committed to environmental, social responsibility and governance practices that serve and we believe benefit our shareholders, our team and our communities. We believe that revitalizing under-utilized real estate, enriching the communities that we serve and delivering value to all of our stakeholders is core to our mission. In 2019, we launched our Environmental, Social and Governance steering committee and have taken several steps since then towards recognizing our risks and improving our practices across our Company.

●	Environmental. We continue to undertake a number of green initiatives to mitigate our environmental risks, including replacing or redeveloping aging structures with more energy efficient buildings, and implementing improved insulation, cool roofs, LED lighting, smart irrigation systems and landscape design, remote electricity monitoring and charging stations for electric vehicles.
●	Social. As part of our completed or commenced development projects, we have made significant capital investments to repurpose and modernize buildings and land, enhancing the local communities in which we serve and contributing to job creation. We are dedicated to building a corporate workforce on a culture of respect, safety, professionalism and integrity. During the

COVID-19 pandemic, the Company worked with local government agencies, and provided access to its properties for use as COVID-19 testing and/or vaccination sites. Additionally, as part of its business practices for bidding construction projects, the Company has instituted a program to ensure inclusionary participation by certified Minority/Woman Business Enterprises.
●	Governance. We are focused on maintaining high governance standards and increasing the diversity of our Board and executive leadership. In each of 2018, 2019 and 2022, our Board of Trustees elected an additional female trustee. In 2021, our Board elected a female Chief Executive Officer and President who also serves on our Board. We will continue to evaluate the diversity of our executive leadership and Board in the future. Given where the Company is in our life cycle, we are not looking to add new Board members at this time. If we were to add new members, we would consider diversity in our selection process. We also aim to align the interests of our leadership and our shareholders through a compensation philosophy that emphasizes performance goals and shareholder returns. In addition, we amended our declaration of trust to declassify our Board so that all of our trustees will stand for election annually beginning with our Annual Meeting, a measure which was supported by more than 80% of our shareholders. Also, each of our trustees and employees is subject to our Code of Business Conduct and Ethics, which we believe increases accountability and lowers governance risks.

Trustee Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each trustee. In making its independence determinations, the Board considers transactions, relationships and arrangements between Seritage and entities with which trustees are associated as executive officers or trustees or have significant financial interests. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a real estate company such as Seritage.

As a result of this review, the Board affirmatively determined that the following trustees meet the standards of independence under our Corporate Governance Guidelines and the applicable New York Stock Exchange (“NYSE”) listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

John T. McClain

Adam Metz

Talya Nevo-Hacohen

Mitchell Sabshon

Allison L. Thrush

Mark Wilsmann

The Board has also determined that all members of the Audit Committee (“Audit Committee”) meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing rules. The Board has further determined that Adam Metz and Allison L. Thrush are financially literate, and that John T. McClain, the chair of the Audit Committee, is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board has also determined that the members of the Compensation Committee meet independence criteria applicable to compensation committee members under the NYSE listing rules.

Risk Management

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Investment Committee below and in the charters of these Board committees. The full Board has retained responsibility for general oversight of risks. The

Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight and management of particular risks within the Company, including our Chief Executive Officer, Interim Chief Financial Officer and our Chief Legal Officer and Corporate Secretary.

Public Policy Matters

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles, we have established policies and practices in our Code of Business Conduct and Ethics with respect to political contributions and other public policy matters.

We encourage our employees to be active in the political and civic life of their communities. Trustees, officers and employees acting in their individual capacities may not give the impression that they are speaking on our behalf or representing the Company in such activities. In addition, no trustee or employee is permitted to make, authorize or permit any unlawful contributions, expenditure or use of the Company’s funds or property for political purposes. Trustees and employees must not give anything of value to government officials if this could be interpreted as an attempt to curry favor on behalf of the Company.

THE BOARD OF TRUSTEES

Board Membership

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, skills and experience in relation to the needs of the Board. Trustee nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of trustee nominees resides with the Board.

The Nominating and Corporate Governance Committee ensures, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Corporate Governance Committee undertake. The Board and the Nominating and Corporate Governance Committee believe that it is important that our trustees represent diverse viewpoints. This process is designed so that the Board includes trustees with diverse backgrounds that represent appropriate financial and other expertise relevant to our business.

The Board held four regular meetings during fiscal year 2022. Additionally, the Board held 14 special update meetings during 2022 related to a variety of topics including discussions of certain matters related to the Company's consideration of strategic alternatives, the Company’s decision to elect to be taxed as a C-Corp, the appointment of new trustees to the Board, and the Company’s litigation following the Sears Holding bankruptcy, captioned as Sears Holding Corp. et al. v. Andrew H. Tisch, et al., Case No. 20-07007(RDD). Additionally, the Special Committee of the Board held over 40 meetings in 2022 related to the Company’s consideration of strategic alternatives. All of the current trustees who served on the Board during 2022 attended at least 75% of the total meetings of the Board and each of the Board committees on which such trustee served during his or her respective tenure. In addition to the foregoing, during fiscal year 2022, the trustees from time to time held additional meetings and conference calls (with Mr. Lampert, our former Chairman, who resigned as a trustee as of March 2022, recusing himself, so long as he was a member of our Board) to discuss Company business relating to matters including the above-referenced litigation and Mr. Lampert's potential interest in acquiring assets of the Company. Trustees are encouraged to attend, and all current trustees who served on the Board during 2022 attended, our 2022 annual meeting of shareholders.

Committees of the Board of Trustees

The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NYSE listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2022.

	Audit	Compensation	Nominating and Corporate Governance	Investment
J. McClain	X*	X*
A. Metz(1)	X	X
T. Nevo-Hacohen(2)		X		X*
S. Osberg(3)		X	X
M. Sabshon(4)			X*
A. Thrush(5)	X		X
M. Wilsmann(6)			X	X
2022 Meetings	7	7	2	4 (7)
*	Committee chair
(1)	On March 30, 2022, the Board elected Mr. Metz as a trustee of the Company, effective immediately.
(2)	On April 26, 2022, the Board elected Ms. Nevo-Hacohen as trustee of the Company, effective immediately. On April 18, 2023, the Board appointed Ms. Nevo-Hachohen to the Compensation Committee, effective immediately.
(3)	On April 17, 2023, Ms. Osberg notified the Company of her decision not to stand for reelection at the Annual Meeting.
(4)	On April 26, 2022, the Board elected Mr. Sabshon as trustee of the Company, effective immediately.
(5)	On April 18, 2023, the Board appointed Ms. Thrush to the Nominating and Corporate Governance Committee, effective immediately.
(6)	On April 26, 2022, the Board elected Mr. Wilsmann as trustee of the Company, effective immediately.
(7)	In addition to the meetings set forth above, in other instances the Investment Committee acted pursuant to unanimous written consents in 2022.

Each Board committee operates under a written charter. The principal functions of each committee are summarized below (charters for the Audit, Compensation and Nominating and Corporate Governance Committees may be viewed on our website at www.seritage.com under the “Investors – Governance Documents” heading or may be requested by writing to our Corporate Secretary at our principal executive office):

Audit Committee

●	Hires, subject to shareholder ratification at the annual meeting, the independent registered public accounting firm to perform the annual audit;
●	Is responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report;
●	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition;
●	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto;

●	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm;
●	Reviews financial reports, internal controls and risk exposures;
●	Reviews and approves all related-party transactions, as defined by applicable NYSE rules;
●	Reviews management’s plan for establishing and maintaining internal controls;
●	Reviews the scope of work performed by the internal audit staff;
●	Discusses with the Company’s Chief Legal Officer matters that involve our compliance and ethics policies; and
●	Prepares the Audit Committee Report required by SEC rules to be included in our annual Proxy Statement.

Compensation Committee

●	Reviews recommendations for and approves the compensation of senior executive officers;
●	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level;
●	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives; and
●	Prepares the Compensation Committee Report required by SEC rules to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

●	Reports annually to the full Board with an assessment of the Board’s performance;
●	Recommends to the full Board the nominees for trustees;
●	Reviews and recommends to the Board the composition of Board committees and the committee chairperson;
●	Reviews recommended compensation arrangements for the Board; and
●	Reviews and reassesses the adequacy of our Corporate Governance Guidelines.

Investment Committee

●	Assists the Board in fulfilling its responsibility to oversee acquisitions, dispositions, development projects, financings and other similar investments by the Company;
●	Assists the Company’s executive officers and management in evaluating and formulating proposed investments;
●	Reviews and assesses proposed investments in light of the Company’s strategic goals and objectives; and
●	Has the authority to approve certain transactions and presents and recommends certain other transactions to the full Board for its approval.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, Adam Metz, John T. McClain and Sharon Osberg served as members of our Compensation Committee. No member of the Compensation Committee is a current or former executive officer or employee of the Company and no current member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain related-party transaction. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a trustee or member of the Company’s Compensation Committee during fiscal 2022. On April 18, 2023, the Board appointed Talya Nevo-Hacohen to the Compensation Committee, effective immediately.

Communications with the Board of Trustees

You may contact any trustee, any group of trustees or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Seritage Growth Properties Board of Trustees — c/o Corporate Secretary, Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110. Communications are distributed to the Board, a committee of the Board, or a Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as new product suggestions, résumés and other job inquiries, surveys and business solicitations or advertisements.

Board Leadership Structure

The Board has no policy that mandates the separation of the offices of Chairman of the Board and Chief Executive Officer. Under our Corporate Governance Guidelines, which may be viewed on our website at www.seritage.com under the “Investors — Governance Documents”, the Board believes that it is in the best interests of the Company to make such a determination at the time that it elects a new Chairman of the Board or Chief Executive Officer. The Board believes this determination should be based on the Company's best interests in light of the circumstances at the time. Mr. Lampert was the Chairman of the Board until he retired on March 1, 2022, and Ms. Olshan is the Chief Executive Officer of the Company. Since June 2022, Adam Metz has been the Chairman of the Board. It is the current view of the Board that the separation of the roles of Chairman and Chief Executive Officer now serves the best interests of the Company. The Board believes it is important to maintain flexibility in the future as to the Board's leadership structure, but firmly supports maintaining a non-management trustee in a leadership role at all times, whether as non-executive Chairman or Lead Independent Trustee.

Nomination of Trustee Candidates

The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria that it uses for other candidates. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on trustee candidates from a variety of sources, including our current trustees. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by shareholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the candidate’s qualifications and independence and economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee will ensure, to the extent consistent with applicable legal requirements and the Board’s duties, that new Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. The Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search that the Board and the Nominating and Governance Committee undertake. While the Committee has the right to retain a third party to assist in the nomination process, the Committee did not do so in fiscal 2022, and accordingly the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal 2022.

Trustee nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our Company and our shareholders. The Committee believes that it is important to align the interests of the trustees with those of our shareholders, and therefore expects that each non-employee trustee will acquire, by the third anniversary of his or her election as a trustee, a number of Class A

Shares with a cost at least equal to the annual retainer of each trustee in effect on the date when the trustee first becomes a member of the Board. The Corporate Governance Guidelines provide that the Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, trustees and nominees should have predominately business backgrounds, have experience at policy-making levels in business, and bring a diverse set of business experiences and perspectives to the Board.

Any recommendation by our shareholders should include any supporting material the shareholder(s) considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our trustees if elected. The Nominating and Corporate Governance Committee also reserves the right to request such additional information as it deems appropriate. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. See section entitled “Communications with the Board of Trustees” for more information.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related-party transactions required to be disclosed pursuant to SEC rules and applicable NYSE rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Relationships with Transform Holdco LLC and Edward S. Lampert

On June 11, 2015, Sears Holdings effected a rights offering (the “Rights Offering”) to Sears Holdings stockholders to purchase common shares of beneficial interest of Seritage in order to fund, in part, Seritage’s $2.7 billion acquisition of 234 of Sears Holdings’ owned properties and one of its ground leased properties, and its 50% interests in three joint ventures that collectively owned 28 properties, ground leased one property and leased two properties (collectively, the “Transaction”). The Rights Offering ended on July 2, 2015, and the Company’s Class A Shares were listed on the NYSE on July 6, 2015. On July 7, 2015, the Company completed the Transaction with Sears Holdings and commenced operations. The Company’s only operations prior to the completion of the Rights Offering and Transaction were those incidental to the completion of such activities.

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 28, 2019, the Company and certain affiliates of Transform Holdco LLC, an affiliate of ESL Investments, Inc. (“Holdco” or the “Tenant”), executed a master lease with respect to 51 wholly-owned properties (the “Holdco Master Lease”), which became effective on March 12, 2019, when the Bankruptcy Court issued an order approving the rejection of the original master lease between the Company and Sears Holdings (the “Original Master Lease”). The Holdco Master Lease was amended on June 3, 2020 (the “Holdco Master Lease Amendment”) and on December 2, 2020 (the “Holdco Master Lease Second Amendment”) each as further described below. As of December 31, 2022, the Company did not have any remaining properties leased to Holdco or Sears Holdings after giving effect to the termination of the remaining five Consolidated Properties, which were completed in March 2021.

Since the Transaction, the Company has operated as an independent public company. Our former Chairman, Edward S. Lampert, and entities affiliated with him, together as a group, currently beneficially own a significant portion of Holdco's outstanding common stock and approximately 26.8% of the Company's outstanding Class A Shares. For additional information, see the “Amount and Nature of Beneficial Ownership” section of this proxy statement. Mr. Lampert is the Chairman of the Board of each of the tenant entities that is a party to the Holdco Master Lease. Accordingly, Holdco is considered a related party.

Mr. Lampert entered into a Voting and Support Agreement with the Company, pursuant to which Mr. Lampert agreed to, among other things, (i) appear at the 2022 annual meeting and (ii) validly vote in favor of the plan of sale of the Company’s assets and dissolution of the Company (the “Plan of Sale”). Until July 6, 2022, Mr. Lampert held substantial equity in our operating partnership, Seritage Growth Properties, L.P., a Delaware limited partnership (the “OP”). Seritage is the sole general partner of our OP.

Pursuant to the Voting and Support Agreement, on July 6, 2022, Mr. Lampert exchanged his entire equity interest in the OP for Class A Shares of Seritage in accordance with the terms of the partnership agreement of our OP. Accordingly, Seritage currently owns, directly and indirectly, the entire equity interest in the OP.

The following is a summary of the terms of the material agreements that we and the OP have entered into with Holdco and its subsidiaries, the OP and ESL Investments, Inc., an affiliate of Mr. Lampert, and its affiliates (“ESL”). The summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements filed as exhibits to our SEC reports.

The Holdco Master Lease

The Holdco Master Lease was a unitary, non-divisible lease as to all properties, with Holdco's obligations as to each property cross-defaulted with all obligations of Holdco with respect to all other properties. The Holdco Master Lease generally was a triple net lease with respect to all space leased thereunder to Holdco, subject to proportional sharing by Holdco for repair and maintenance charges, real property taxes, insurance and other costs and expenses common to both the space leased by Holdco and other space occupied by other tenants in the same or other buildings, space recaptured pursuant to the Company recapture rights described below and all other space constructed on the properties. Under the Holdco Master Lease, Holdco was required to make all expenditures reasonably necessary to maintain the premises in good appearance, repair and condition for as long as it were in occupancy.

Pursuant to the Holdco Master Lease Amendment, the Company agreed to terminate the Holdco Master Lease at 12 stores, effective September 30, 2020, each of which the Tenant would otherwise have the right to terminate without penalty on March 1, 2021, in return for a termination payment of $5.3 million payable upon the completion of going-out-of-business sales. Pursuant to the Holdco Master Lease Second Amendment, the Company agreed to terminate the Holdco Master Lease at the remaining 5 stores, effective March 15, 2021, in return for a termination payment of $3.8 million.

Subscription, Distribution and Purchase and Sale Agreement

Through the subscription, distribution and purchase and sale agreement (the “Subscription, Distribution and Purchase and Sale Agreement”), Sears Holdings subscribed for rights to acquire Class A Shares of Seritage and distributed such subscription rights to its stockholders. The Subscription, Distribution and Purchase and Sale Agreement also provided for the sale of properties and joint venture interests (both directly and indirectly) to the OP for an aggregate purchase price of approximately $2.7 billion. The Subscription, Distribution and Purchase and Sale Agreement allocated responsibility for liabilities relating to the acquired properties between Seritage and Sears Holdings subject to the provisions of the Original Master Lease. It also contains indemnification obligations between Seritage and Sears Holdings.

ESL Exchange Agreement

Seritage, the OP and ESL entered into an exchange agreement (the “ESL Exchange Agreement”), dated as of June 26, 2015, pursuant to which ESL exchanged subscription rights that, if exercised, would have resulted in ESL receiving in excess of 3.1% of the common shares of beneficial interest of Seritage, together with an amount of cash equal to the aggregate amount ESL would have paid had it exercised such subscription rights in the rights offering plus the value of the Seritage non-economic shares, for Seritage non-economic shares having 5.4% of the voting power of Seritage but not entitled to dividends or distributions and Operating Partnership Units (“OP Units”). Pursuant to the ESL Exchange Agreement, upon any sale or other transfer to a non-affiliate of any of its OP Units, ESL had agreed to surrender to Seritage a pro rata portion of the Seritage non-economic shares that it held prior to the sale or other transfer, whereupon the surrendered Seritage non-economic shares would be cancelled and the aggregate voting power of ESL in Seritage would be proportionately reduced.

Amended and Restated Limited Partnership Agreement of the OP

Until July 6, 2022, Mr. Lampert and entities controlled by Mr. Lampert were each a party to the partnership agreement of the OP, at which time Mr. Lampert and entities controlled by Mr. Lampert exchanged their entire equity interest in the OP for Class A Shares of Seritage in accordance with the terms of the partnership agreement of the OP.

Registration Rights Agreement with ESL

We entered into a registration rights agreement with ESL (the “Registration Rights Agreement”), dated July 7, 2015. The Registration Rights Agreement provides for, among other things, demand registration rights and piggyback registration rights for ESL. We are required to indemnify ESL against losses suffered by it or certain other persons based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, related prospectus, preliminary prospectus or free writing prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent based upon information furnished in writing by ESL specifically for use therein.

In connection with the receipt of a demand notice pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-3 with the SEC on November 30, 2021 to register the offering and resale of 16,428,149 of our Class A Shares by ESL.

Our Relationship with Winthrop Capital Advisors, LLC and John Garilli

On January 7, 2022, we announced that John Garilli had been appointed Interim Chief Financial Officer on a full-time basis, effective January 14, 2022. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, currently serving as President and Chief Operating Officer. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust's Chief Financial Officer from 2012 until 2016. We and Winthrop are parties to an existing agreement, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, in 2023 we expect to pay Winthrop a fee equal to $108,333 per month, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop, other than Mr. Garilli and other Winthrop executives, who devote time to us.

ITEM 1. ELECTION OF TRUSTEES

Item 1 is the election of seven trustee nominees to our Board. If elected, the seven nominees will serve until the 2024 annual meeting of shareholders and until their successors are duly elected and qualify. The proxies will vote FOR the election of all of the nominees listed below, unless otherwise instructed. All trustees will continue in office until the expiration of their terms at the 2024 annual meeting of shareholders.

The affirmative vote of at least two-thirds of all the votes cast (i.e., voted “for” or “against”) at a meeting of shareholders at which a quorum is present is required to elect a trustee. In the event that an incumbent trustee does not receive a sufficient percentage of votes entitled to be cast for election, he or she will continue to serve on the Board until a successor is duly elected and qualifies. Cumulative voting is not permitted.

The number of trustees constituting the entire Board is currently fixed at seven. The trustees are elected at each annual meeting of shareholders to serve until the succeeding annual meeting of shareholders and until their respective successors have been duly elected and qualify.

The Board expects each nominee to be available for election. If any nominee should become unavailable to serve as a trustee for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES FOR TRUSTEE.

The biographies of each of the nominees below contain information regarding the nominee’s service as a trustee, business experience, trustee or director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a trustee for the Company.

The Board has nominated the following trustees for re-election as trustees for one-year terms expiring at the 2024 annual meeting of shareholders:

John T. McClain
Trustee since 2015

John T. McClain, age 62, currently serves as the Chief Financial Officer of Iconix Brand Group, a brand management company. Previously, Mr. McClain served as the Chief Financial Officer of Lindblad Expeditions Holdings, Inc., an expedition travel company. Mr. McClain also served as the Chief Financial Officer of the Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until its sale to Sycamore Partners in April 2014. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain also serves on the Board of Directors of Lands’ End, Inc., where he is chair of the Audit Committee, and previously served on the Board of Directors of Cherokee Global Brands Inc., where he was the chair of the Audit Committee. Mr. McClain has over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors, which qualifies him to serve as a trustee of the Company.

Adam Metz

Trustee since 2022

Adam Metz, age 61, currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, four business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, beginning in October 2019, and Galata Acquisition Corporation, since July 2021. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018. Prior to Carlyle Group, Mr. Metz was Senior Advisor to

TPG Capital's Real Estate Group. Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy. Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States. Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago. Mr. Metz's previous experience serving as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation, well qualifies him to serve as a trustee of the Company.

Talya Nevo-Hacohen
Trustee since 2022

Talya Nevo-Hacohen, 63, has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Prior to her time with HCP, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. (“Goldman Sachs”) where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York. Ms. Nevo-Hacohen is a trustee of South Coast Repertory and serves on its executive committee, and she also serves on the Board of Advisors of Yale University's Jackson Institute for Global Affairs. Ms. Nevo-Hacohen's experience advising REITs and finance well qualifies her to serve as a trustee of the Company.

Andrea L. Olshan
Trustee since 2021

Ms. Olshan, age 43, joined Seritage from Olshan Properties, a privately held real estate firm specializing in the development, acquisition, and management of commercial real estate, where she has served as Chief Executive Officer since 2012. Prior to serving as Chief Executive Officer, Ms. Olshan served as the Chief Operating Officer of Olshan Properties, and was responsible for the entire operating business, portfolio, and joint ventures, including the company’s accounting, construction, capital markets, investments, human resources, and legal departments. Ms. Olshan previously served on the board of directors of Olshan Properties, and will continue to do so as its Chairman. Ms. Olshan is also a director nominee to serve as a director and chair of the Audit Committee of ICG Hypersonic Acquisition Corp., a special purpose acquisition company. Ms. Olshan previously served on the board of directors of Morgans Hotel Group from 2013 through 2016, serving on both the Compensation Committee and Audit Committee of its board of directors. Ms. Olshan is actively involved in numerous civic and social service organizations. She is a trustee of the Horace Mann School and a Vice Chair of the board of directors of 92Y. Ms. Olshan’s deep real estate industry and market expertise, as well as her significant experience as the chief executive officer of several large real estate companies, makes her well qualified to serve as a trustee of the Company.

Mitchell Sabshon

Trustee since 2022

Mr. Sabshon, 71, has served as Chief Executive Officer and President of Inland Real Estate Investment Corporation since 2013, where he leads the execution of Inland's long-term business strategy. Mr. Sabshon is also Chief Executive Officer of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT since 2014, InPoint Commercial Real Estate Income, Inc., a publicly registered, non-listed commercial mortgage REIT since 2016, and MH Ventures Fund II, Inc., a privately held manufactured housing community REIT since 2021. He previously served as EVP and Chief Operating Officer of Cole Real Estate Investments from 2010 to 2013. Before that, he spent almost 10 years at Goldman, Sachs & Co.in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York. Mr. Sabshon's executive experience in real estate well qualifies him to serve as a trustee of the Company.

Allison L. Thrush
Trustee since 2019

Allison L. Thrush, 59, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm's private equity business. Her responsibilities included fund structuring, fundraising, and negotiation of the firm's private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs. Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers & Lybrand, now PricewaterhouseCoopers. Ms. Thrush’s experience in business, investment and real estate qualify her to serve as a trustee of the Company.

Mark Wilsmann

Trustee since 2022

Mr. Wilsmann, 63, spent 31 years in real estate with MetLife Investment Management (“Met Life”), including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served at Met Life as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife's $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up-development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Mr. Wilsmann led MetLife's commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee. Mr. Wilsmann's experience in asset management and mortgage lending well qualify him to serve as a trustee of the Company.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Security Ownership of Trustees and Management

The following table sets forth information with respect to the beneficial ownership of our Class A Shares, Class B Shares and class C common shares of beneficial interest, par value $0.01 per share (“Class C Shares”), as of April 19, 2023 by:

●	each of our trustees;
●	each named executive officer (as defined under “Summary Compensation Table”); and
●	all of our trustees and executive officers as a group.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(3)	Number of Shares Beneficially Owned	Number of Shares Beneficially Percent	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent	% of Total Voting Power(4)
Andrea L. Olshan	121,147	*	—	—	—	—
John Garilli	—		—	—	—	—
Matthew Fernand	49,635	*	—	—	—	—	*
Eric Dinenberg	17,594	*	—	—	—	—	*
John T. McClain	2,600	*	—	—	—	—	*
Adam Metz	—		—	—	—	—
Talya Nevo-Hacohen	—		—	—	—	—
Sharon Osberg(5)	4,500	*	—	—	—	—	*
Mitchell Sabshon	—		—	—	—	—
Allison L. Thrush	5,450	*	—	—	—	—	*
Mark Wilsmann	—	*	—	—	—	—
All trustees, named executive officers, other executive officers as a group (11 persons)	200,926	*	—	—	—	—	*

* Less than 1%

(1)	The address of each beneficial owner is c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110.
(2)	Ownership includes:
●	shares in which the trustee or executive officer may be deemed to have a beneficial interest; and
●	for executive officers, shares held as restricted stock units that are scheduled to vest within 60 days of April 19, 2023. Unless otherwise indicated, the trustees and executive officers listed in the table have sole voting and investment power with respect to the shares listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(3)	“Percent of Class” for each named person was calculated by using the disclosed number of shares beneficially owned as the numerator and 56,171,569 the number of our Class A Shares outstanding as of April 19, 2023 (plus for each named person, the number of shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(4)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned Class A Shares as the numerator and 56,171,569 the number of shares of our Class A Shares outstanding as of April 19, 2023 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares or Class C were outstanding as of April 19, 2023.
(5)	Sharon Osberg’s term as trustee will expire at the Annual Meeting. Ms. Osberg has notified the Company that she will not stand for reelection at the Annual Meeting.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our shares of beneficial interest by persons known by us to beneficially own 5% or more of our outstanding common shares as of April 19, 2023.

	Common Shares Class A		Non-Economic Shares Class B		Non-Voting Shares Class C
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Percent(2)	Owned	Percent	Number of Shares Beneficially Owned	Percent	% of Total Voting Power(3)
ESL Investments, Inc. and related entities(4)	15,079,538	26.8%	—	—	—	—	26.8%
Hotchkis and Wiley Capital Management (5)	5,531,584	9.8%	—	—	—	—	9.8%
The Vanguard Group and related entities(6)	4,314,033	7.7%	—	—	—	—	7.7%
Thomas J. Tisch(7)	2,917,575	5.2%	—	—	—	—	5.2%

(1)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	“Percent of Class” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,171,569, the number of our Class A Shares outstanding as of April 19, 2023 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator.
(3)	The “Percent of Total Voting Power” for each named person was calculated by using the disclosed number of beneficially owned shares as the numerator and 56,171,569, the number of shares of our Class A Shares outstanding as of April 19 (plus for each named person, the number of common shares not outstanding but for which such person is deemed to have beneficial ownership), as the denominator, while also considering any applicable ownership limitations. No Class B Shares were outstanding as of April 19, 2023.
(4)	Beneficial ownership is based on ownership as set forth in the Schedule 13D filed by ESL Partners, L.P., RBS Partners, L.P., ESL Investments, Inc. filed by Edward S. Lampert with the SEC on January 5, 2023 and ownership as set forth in the Form 4 filed by Edward S. Lampert with the SEC on February 2, 2023. The address for ESL Investments, Inc. is 1170 Kane Concourse, Bay Harbour, Florida 33154.
(5)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 14, 2023. The address for Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017.
(6)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Beneficial ownership is based on ownership as set forth in the Schedule 13G filed by Thomas J. Tisch on January 3, 2023. The address for Thomas J. Tisch is 655 Madison Avenue, New York, New York 10065.

EXECUTIVE OFFICERS

The following table sets forth information regarding the individuals who serve as executive officers of Seritage, together with their biographical information.

Name	Age	Position
Andrea L. Olshan	43	Chief Executive Officer and President, Trustee
John Garilli	58	Interim Chief Financial Officer
Eric Dinenberg	40	Chief Operating Officer
Matthew Fernand	46	Chief Legal Officer and Corporate Secretary

Andrea L. Olshan serves as the Chief Executive Officer, President and Trustee of Seritage. Prior to Seritage, Ms. Olshan served as Chief Executive Officer of Olshan Properties from 2012 to 2021 and was responsible for the strategic direction of Olshan Properties, its investment activities, capital partnerships and the P&L of both the portfolio and the operating company. Through her membership in the Olshan Properties Investment Committee, Ms. Olshan evaluated all new investment opportunities and represented Olshan Properties in its third-party investments. She now serves as Chair of Olshan Properties' Board of Directors. Ms. Olshan also served on the board of Morgans Hotel Group, chairing the compensation committee where she led a corporate restructuring inclusive of the C-suite that reduced overhead and realigned its performance-vested compensation program.

John Garilli serves as the Interim Chief Financial Officer of Seritage. Mr. Garilli has been a member of Winthrop Capital Advisors LLC and its affiliates since 1995, currently serving as President and COO. Mr. Garilli currently serves as Interim President and CEO of Luby's, Inc., a national restaurant company operating the Luby's Cafeterias and Fuddruckers brands, since February 2021 and will continue to serve in that role in the near-term. Mr. Garilli has served as CEO, President, CFO, Treasurer, and Secretary of New York REIT Liquidating LLC since 2018. Prior to this, he served as the CEO of its predecessor, New York REIT, Inc. (“NYRT”), a NYSE-listed real estate investment trust, from July 2018 to November 2018, and as CFO, Secretary, and Treasurer of NYRT beginning in 2017. Previously, Mr. Garilli served as Chief Accounting Officer of Winthrop Realty Trust, a NYSE-listed real estate investment trust, from 2006 to 2012 and served as Winthrop Realty Trust's CFO from 2012 until 2016.

Matthew Fernand serves as the Chief Legal Officer and Corporate Secretary of Seritage and is responsible for overseeing all legal compliance, litigation and transactional matters and human resources. Prior to joining Seritage, Mr. Fernand was a partner in Sidley Austin LLP's Real Estate Group, where he practiced from 2005 to 2015 and focused on the financing, development acquisition and disposition, and leasing of commercial properties and the formation of real estate joint ventures and partnerships.

Eric Dinenberg serves as the Chief Operating Officer, a position he has held since December 2021. Prior to that, Mr. Dinenberg served as the Company's Executive Vice President of Development & Construction from April 2021 to December 2021, and as the Company's Senior Vice President of Mixed Use and Premier Properties since 2019. Prior to joining Seritage, Mr. Dinenberg served as Executive Vice President of Development and Operations at Brookfield Properties, overseeing all aspects of development and construction, new investments, and day-to-day operations. Preceding Brookfield, Mr. Dinenberg led Development and Operations efforts at Vornado Realty Trust.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the detailed information about executive compensation that appears in the following tables and accompanying narrative. It is also intended to provide insight into Seritage’s compensation philosophy and policies applicable to the determination of 2022 compensation for our named executive officers (“NEOs”). Our NEOs for the fiscal year ended December 31, 2022 include:

Name	Position
Andrea L. Olshan	Chief Executive Officer and President
John Garilli	Interim Chief Financial Officer
Matthew Fernand	Chief Legal Officer and Corporate Secretary
Eric Dinenberg	Chief Operating Officer
Amanda Lombard(1)	Former Chief Financial Officer
(1)	Ms. Lombard served as the Chief Financial Officer of Seritage through January 14, 2022. Upon Ms. Lombard’s departure, Seritage appointed John Garilli as Interim Chief Financial Officer. Since Ms. Lombard served as CFO for a portion of 2022, her compensation arrangements are described throughout this Compensation Discussion & Analysis section and the tabular disclosure below, to the extent applicable to her 2022 service. Mr. Garilli serves in his role through a consulting agreement with Winthrop Capital Advisors, LLC, which arrangement is described under the heading “Review and Approval of Transaction with Related Persons - Our Relationship with Winthrop Capital Advisors, LLC and John Garilli.”

Executive Summary

In 2022, the focus of our executive compensation program shifted to retaining and motivating our high-caliber talent in order execute on the shareholder-approved Plan of Sale pursuant to which the Company intends to sell all of its assets, distribute the net proceeds to shareholders and dissolve. The key changes made to our executive compensation program and the associated business highlights are described in the table below:

Key Changes to the Executive Compensation Program in 2022	Associated Business Highlights
Time-Based Equity Awards Only. Rather than approving a mix of time-based vesting and performance-based vesting restricted stock units (“RSUs”) as it has in the past, the Compensation Committee approved an annual equity award program comprised entirely of time-based vesting RSUs, which will vest ratably over a period of three years (subject to accelerated vesting in connection with certain events, as more fully described under the heading “Potential Payments Upon Termination or Change in Control” below) and generally deliver value to our executives only if they remain employed by us through the vesting dates (thereby placing additional emphasis on continued employment than in the past).	The Company, led by our management team, made significant progress in the disposition of its assets since initiating the Plan of Sale, despite challenging market conditions, generating $739.7 million of gross proceeds from the sale of 65 wholly owned properties and eight joint venture assets last year (plus an additional $232.8 million of gross proceeds from the sale of 17 assets initiated during 2022 but completed subsequent to year-end through February 2, 2023). The Company also continued to build momentum on the Plan of Sale, with over $489.0 million of assets either under contract or with accepted offers through February 2, 2023.
Target Bonuses Subject Only to Continued Employment. The 2022 annual cash bonus program approved by the Compensation Committee provided that each eligible employee would receive a bonus in an amount equal to the employee’s target annual cash bonus incentive, subject to the employee’s continued employment through the bonus payment date, and there would be no performance metrics applicable to the 2022 annual cash bonus program.

Compensation Philosophy

The 2022 executive compensation program at Seritage was designed to retain and motivate its high-caliber talent to ensure the Company is able to execute on the Plan of Sale. The Compensation Committee believes that retaining its strong core management team is key to the Company’s success in this endeavor and central to the Company’s focus of maximizing value for shareholders throughout the process.

Determination of Compensation

In connection with the Company’s announcement of a strategic review on March 1, 2022, and after receiving input from Ms. Olshan regarding how best to retain and motivate the management team, the Compensation Committee approved the 2022 executive compensation program. Emphasis was placed on evaluating the human resource needs of the Company as its business strategy was reviewed and a new course of action was developed and implemented. This included the development of a broad-based retention program with retention periods of varying durations, along with implementing shifts in other compensation elements to ensure that key employees, including our NEOs, had more certainty regarding their compensation that would allow them to be dedicated and incentivized to remain in their roles during this phase of the Company’s business. In essence, the Compensation Committee sought to present the management team with a clear incentive to remain with the Company—receive enhanced compensation certainty over the short-term period during which they are asked to execute on a strategic initiative that is likely to result in the eventual liquidation of the Company—and thereby compete with the management team’s incentive to pursue positions elsewhere at enterprises where long-term advancement is a possibility. The Compensation Committee’s final determinations were made with an understanding of the Company’s successes and challenges, and general industry data and research. Historically, the National Association of Real Estate Investment Trusts compensation survey data has been used as a reference in setting compensation levels as well as a source of information regarding general retail REIT industry practice.

Say-On-Pay

At the shareholder meeting held on October 24, 2022, approximately 71% of those shareholders who cast ballots voted in favor of the “say-on-pay” proposal. Although the results of this vote are non-binding, the Compensation Committee takes the shareholder vote into consideration when determining the NEOs’ compensation. Beyond the “say-on-pay” vote results and discussions with shareholders occurring in advance of our 2022 shareholder meeting, the Company did not receive any specific feedback or inquiries regarding the executive compensation program. While changes were made to the executive compensation program in March 2022, those changes were not a direct result of shareholder feedback, and the Compensation Committee continues to consider them appropriate in reaction to the Company’s strategic initiatives and necessary to retain the Company’s management team as it executes on the Plan of Sale. The Compensation Committee will continue to consider the “say-on-pay” voting results and will evaluate making further changes to the compensation program based on shareholder feedback, as well as its assessment of market conditions, compensation practices and the Company’s business goals. Consistent with our shareholders’ current preference, the Company seeks a “say-on-pay” vote on an annual basis.

Elements of Compensation and Objectives

In addition to providing executives with standard employee benefits, in 2022 the Company’s executive compensation program focused on three key elements: base salary, annual bonus opportunity, and annual long-term equity awards. For each NEO (other than Mr. Garilli), the compensation elements are considered both individually and as a whole. Although one element does not necessarily directly impact another element, the value of combined elements relative to each other may be adjusted to maintain a consistent aggregate compensation package. The main elements of our NEOs’ 2022 compensation packages, and the rationale for each, are:

Element	Objective
Base salary	Base salary provides the executive a level of predictable income and is set relative to the executive’s experience and the competitive marketplace.
Annual and retention bonus opportunities	The annual and retention bonus opportunities are designed to retain and motivate executives during the Plan of Sale process.
Annual long-term equity awards	The annual equity incentive program is designed to align executives’ interests with delivering shareholder value and, in 2022, included grants of time-based vesting RSUs that also deliver strong retention value.
Participation in general employee benefit programs	A standard package of employee benefits is maintained to provide employees, including the NEOs, with retirement savings opportunities, medical coverage, and other standard health and welfare benefits.

Each of our NEOs (other than Mr. Garilli) is party to an employment or letter agreement (each, an “Employment Agreement”). The Employment Agreements set the parameters of the pay elements described above. The base salary and target incentive compensation levels were set in consideration of the individual’s roles, responsibilities, experience, expected amount of impact or influence on overall Company performance, and industry standards. The chosen mix of elements is designed to provide appropriate levels of stability and motivation for the NEOs to execute on the Company’s strategic goals. These compensation elements and levels are reviewed annually by the Compensation Committee.

Base Salary

The annual base salaries for our NEOs (other than Mr. Garilli) at the beginning of 2022 were: $1,000,000, $400,000, $425,000, and $400,000 for Mses. Olshan and Lombard and Messrs. Fernand and Dinenberg, respectively. Mr. Garilli did not receive a salary from the Company. No salary increases were implemented for our NEOs in 2022.

Annual Cash Bonus Opportunity

In March 2022, while the Company was reviewing its operational strategic alternatives, the Compensation Committee approved the 2022 annual cash bonus program, which provided that eligible employees who are actively employed on the payment date would receive a bonus in respect of 2022 in an amount equal to the employee’s target annual cash bonus incentive and that there would be no performance metrics applicable to the 2022 annual cash bonus program. This determination was made in light of the inherent uncertainty of appropriate performance targets and challenges in the ability to forecast potential outcomes that stemmed from the ongoing evaluation by the Board of strategic business alternatives for the Company as a whole, which ultimately led to the adoption of the Plan of Sale in October 2022. The Compensation Committee was cognizant of the importance of assessing its human resources as part of its review and identified the need to provide certainty in compensation matters to key employees, including the NEOs, while the Board engaged in its process. Further, the Compensation Committee recognized the importance of maintaining the core management team in order to have the necessary talent in place to execute on the Company’s chosen business strategy. No target annual cash bonus incentive increases were implemented for our NEOs in 2022.

The target annual cash bonus incentives included in the following table were paid to the NEOs on March 15, 2023. Mr. Garilli and Ms. Lombard were not eligible for annual cash bonus opportunities in 2022.

	Amount of Target Annual Cash Bonus Incentive
Name	As Percentage of Base Salary	As Dollar Amount
Andrea L. Olshan	140%	$1,400,000
Matthew Fernand	75%	$318,750
Eric Dinenberg	75%	$399,600

In March 2023, the Compensation Committee determined that the 2023 annual cash bonus program would follow the same approach as the 2022 annual cash bonus program. Accordingly, eligible employees who are actively employed on the payment date will receive a bonus in respect of 2023 in an amount equal to the employee’s target annual cash bonus incentive, and no performance metrics will apply to the 2023 annual cash bonus program.

Retention Bonuses Opportunities

In March 2022, as part of its focus on retention matters, as described above, the Compensation Committee granted retention bonuses to Mr. Fernand and Mr. Dinenberg. None of the other NEOs were granted retention bonuses, though most employees also received retention bonuses, requiring various lengths of continued service. Mr. Garilli and Ms. Lombard were not granted retention bonuses because neither was an eligible employee when the retention bonus program was adopted. Ms. Olshan was not granted a retention bonus because she received sizeable sign-on equity awards when she was hired in March 2021 and already had sufficient protections under her Employment Agreement, which has an initial term ending March 2024 (the same period covered by the retention bonus arrangements with Mr. Fernand and Mr. Dinenberg).

The retention bonuses were granted to Messrs. Fernand and Dinenberg in recognition of the contributions that they had made, and the contributions the Compensation Committee expected them to continue to make, to the success of the Company, including the in the execution of the Company’s chosen business strategy. The amount of the retention bonuses granted to Messrs. Fernand and Dinenberg equaled $796,875 and $750,000, respectively, for each year during the two-year retention period, representing 75% of the sum each NEO’s annual base salary, target annual cash bonus incentive and target long-term equity incentive opportunity for each year of the retention period, and which will be paid in installments over the retention period.

Mr. Fernand and Mr. Dinenberg retention bonus arrangement provide that they are each entitled to receive the retention bonus payments set forth in the following table over the course of the two-year retention period beginning March 15, 2022, subject to their continued active employment in good standing through the applicable payment date.

	Retention Bonus Amounts
Payment Dates	Mr. Fernand	Mr. Dinenberg
July 15, 2022	$199,218.75	$187,500
November 15, 2022	$199,218.75	$187,500
March 15, 2023	$398,437.50	$375,000
July 15, 2023	$199,218.75	$187,500
November 15, 2023	$199,218.75	$187,500
March 15, 2024	$398,437.50	$375,000

In the event that, prior to a retention bonus payment date, (a) Mr. Fernand’s or Mr. Dinenberg’s employment is terminated by the Company without Cause (as defined in his respective Employment Agreement), or (b) Mr. Fernand or Mr. Dinenberg resigns for Good Reason (as defined in his respective Employment Agreement), in addition to any severance payments and benefits to which he may be entitled under his Employment Agreement, he will be entitled to receive the unpaid portion of his retention bonus amount, subject to his execution of a general release of claims against the Company. More detailed descriptions of the employment termination and change in control provisions of the Employment Agreements, including provisions applicable to accelerated payment of the retention bonuses, are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Annual Long-Term Equity Awards

Annual Long-Term Equity Awards Granted in March 2022. Annual long-term equity awards are granted as part of the overall incentive program for our executives, and other key employees, under the terms of our 2015 Share Plan (the “Equity Plan”). Awards granted in March 2022 reflect determinations related to performance of the 2021 fiscal year, and the target long-term incentive grant levels set forth each NEO’s Employment Agreement. For each NEO who received an annual equity award in 2022, the award’s dollar value translates into an equity award (in the form of time-based vesting RSUs) by dividing the dollar value by the closing price of a Class A Share on the date of grant, rounded down to the nearest whole share. The table below reflects the applicable target and grant information for our NEOs in respect of the grants approved by the Compensation Committee in March 2022. Mr. Garilli and Ms. Lombard were not eligible for annual equity awards in 2022.

2021 Annual Long-Term Equity Incentive Award Grants (Granted March 15, 2022)

	Amount or Target/Max Range of Annual Long-Term Equity Award		Total Grant Value	Terms	Number of RSUs (Based on share price on date of grant of $11.31)
Name	As Percentage of Base Salary	As Dollar Amount
Andrea L. Olshan	200%	$2,000,000	$1,999,993	- 100% 3-year ratable time-based vesting - Vesting subject to continued service, except in certain involuntary termination events	176,834
Matthew Fernand	75-100%	$318,750-$425,000	$424,566		37,539
Eric Dinenberg	75-100%	$300,000-$400,000	$399,594		35,331

Annual Long-Term Awards Granted in 2023. In March 2022, the Compensation Committee also determined that awards granted in 2023 and in subsequent years will be comprised of cash awards, in lieu of any further equity awards, with the cash awards to be in an amount equal to the eligible employee’s annual target equity award value and, unless otherwise determined by the Compensation Committee at the time of grant, subject to the vesting conditions applicable to the 2022 annual equity award program described above.

Achievement for 2019 Performance Vested RSUs, Performance Period Ended December 31, 2022. The performance goals for the 2019 performance-based vesting annual RSUs, for which the performance period ended December 31, 2022, were not achieved. Therefore, the underlying RSUs were forfeited by those NEOs who held such awards.

Clawback Policy

The Company continues to maintain its incentive compensation clawback policy, which was adopted by the Compensation Committee in March 2018. The policy allows the Company to recoup certain compensation paid to a current or former named executive officer or other persons covered by the policy, if the Company is required to undertake a material restatement (occurring after the effective date of the clawback policy) of its financial statements that have been filed with the SEC. Compensation that may be recoverable includes incentive-based cash compensation, equity compensation, and equity-based compensation (including stock options, restricted stock, RSUs, or other forms of incentive awards) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee or Board determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from a covered employee, the Compensation Committee, or the Board, may take into account all factors it considers relevant under the circumstances, including, for an officer, whether or not the officer engaged in embezzlement, fraud, willful misconduct, breach of fiduciary duty, or other willful action or willful inaction that materially contributed to or resulted in the events that led to the restatement. The Compensation Committee intends to periodically review the clawback policy and, as appropriate, make revisions as may be required by applicable law or regulation.

Retirement and Employee Benefit Programs

401(k) Plan. Our NEOs (other than Mr. Garilli) were eligible to participate in the tax-qualified 401(k) retirement plan sponsored by the Company, as well as other employee benefit plans, in the same manner as all other Company employees. Pursuant to the 401(k) plan, employees are eligible to contribute to an individual account on a tax-deferred basis. If an employee participates in the 401(k) plan, the Company makes a matching contribution to the employee’s 401(k) account in an amount of up to 100% of the first 3% of the employee’s eligible compensation and up to 50% of the next 2% of the employee’s eligible compensation (subject to applicable statutory limitations). In 2022, each of the NEOs (other than Mr. Garilli and Ms. Lombard) contributed to the 401(k) plan and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.

Other benefits and perquisites. In 2022, we did not provide our NEOs with any other specific benefits programs or perquisites that are not provided to our employees generally.

Section 162(m) Considerations

Under Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (“TCJA”), a publicly held corporation, including companies structured as an “UPREIT” (like the Company was through December 31, 2021) or as an “UP-C” (like the Company is beginning January 1, 2022) generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees.”

Under current regulations, a real estate investment trust or a C corporation’s distributive share of any compensation deduction paid to its covered employees by its related operating partnership is subject to the Section 162(m) limitation at the real estate investment trust or C corporation level, unless the compensation is “grand-fathered” under special transition rules. As of January 1, 2022, the Company no longer is classified as a REIT for tax purposes and became taxed as a C corporation. The limitation rules of Section 162(m) will continue to apply both before and after the conversion. Going forward, while the Compensation Committee will consider the impact of Section 162(m)

on its compensation arrangements, it is only one of many factors, and it is anticipated that the Compensation Committee will, in its discretion and when it deems appropriate, enter into compensation arrangements with those employees considered “covered employees” that may result in payments that are not fully deductible as compensation expenses under Section 162(m).

Change in Control and Termination Arrangements

The Employment Agreements include terms that provide the NEOs with certain severance benefits in the event of a termination initiated by the Company without Cause or initiated by the executive for Good Reason (as such terms are defined in the applicable Employment Agreement). In addition, the award agreements applicable to outstanding RSUs provide for either full or partial acceleration of vesting of any then-unvested awards in the case of certain termination of employment events, as well as upon the occurrence of a change in control of the Company (unless the outstanding awards are assumed and continued in the change in control transaction). More detailed descriptions of the employment termination and change in control provisions of the Employment Agreements and outstanding equity awards are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Trustees (the “Board of Trustees”) of Seritage Growth Properties has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Sincerely,

John T. McClain, Chairman
Sharon Osberg
Adam Metz(*)

*Mr. Metz joined the Compensation Committee after the March 2022 compensation decisions described herein were made.

COMPENSATION OF EXECUTIVE OFFICERS AND TRUSTEES

Summary Compensation Table for the Fiscal Year ended December 31, 2022

The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All other compensation	Total
		($)	($)(1)	($)(2)	($)	($)(3)	($)
Andrea L. Olshan	2022	1,000,000	1,400,000	1,999,993	-	11,269	4,411,262
Chief Executive Officer and President	2021	784,615	1,000,000	3,737,493	-	13,500	5,535,608
John Garilli (4)	2022	-	-	-	-	-	-
Interim Chief Financial Officer
Matthew E. Fernand Chief Legal Officer and Corporate Secretary	2022	425,000	717,188	424,566	-	12,200	1,578,954
	2021	425,000	215,000	122,674	424,575	13,500	1,200,749
	2020	405,282	209,063	218,898	-	21,038	854,281
Eric Dinenberg	2022	400,000	675,000	399,594	-	12,200	1,486,794
Chief Operating Officer	2021	364,230	110,000	429,933	399,600	13,500	1,317,263
Amanda Lombard (5)	2022	23,077	-	-	-	-	23,077
Former Chief Financial Officer	2021	400,000	215,000	88,000	424,575	13,500	1,141,075
	2020	291,952	51,118	78,383	-	11,890	433,343

(1)	For Ms. Olshan, this represents her 2022 target annual cash bonus incentive of $1,400,000, which was paid in accordance with the terms of her Employment Agreement, as described under “Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table—Employment Agreements—Andrea L. Olshan” below. For Mr. Fernand, this represents (i) his 2022 target annual cash bonus incentive of $318,750 and (ii) the two retention bonus payments of $199,218.75 that he received on July 15, 2022, and November 15, 2022, which were paid in accordance with the terms of his Employment Agreement, as described under “Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table—Employment Agreements—Matthew Fernand” below. For Mr. Dinenberg, this represents (i) his 2022 target annual cash bonus incentive of $300,000 and (ii) the two retention bonus payments of $187,500 that he received on July 15, 2022, and November 15, 2022, which were paid in accordance with the terms of his Employment Agreement, as described under “Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table—Employment Agreements—Eric Dinenberg” below.
(2)	The amounts in this column represent the aggregate grant date fair value of time-based RSUs relating to Seritage common shares granted to Ms. Olshan and Messrs. Fernand and Dinenberg in 2022, computed in accordance with FASB ASC Topic 718. The number of shares subject to each grant was determined on March 15, 2022. The grant date fair values per share for the time-vested RSUs are based on certain assumptions explained in Note 14 to the financial statements included in Seritage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3)	The amounts shown in this column for 2022 represent, in each NEO’s case, a matching contribution to the Company’s retirement plan.
(4)	Mr. Garilli was appointed the Interim Chief Financial Officer on a full-time basis, effective January 14, 2022. Mr. Garilli is not an employee of the Company and does not receive any compensation from the Company for his services. Mr. Garilli has been a member of Winthrop Capital Advisors, LLC and its affiliates (“Winthrop”) since 1995, and we are party to an existing agreement with Winthrop, pursuant to which Winthrop provides us with comprehensive property management services and property accounting support as well as the services of Mr. Garilli and other Winthrop executives. In exchange for these services, we paid Winthrop a fee of $108,333 per month in 2022, plus reimbursement for the salaries, bonuses and benefits for certain employees of Winthrop (other than Mr. Garilli) who devote time to us.
(5)	Ms. Lombard served as the Chief Financial Officer of Seritage through January 14, 2022. Upon Ms. Lombard’s departure, Seritage appointed John Garilli as Interim Chief Financial Officer.

Grants of Plan-Based Awards in 2022

For more information about our annual equity awards, see the discussion in the Compensation Discussion and Analysis section. The table below displays the grants of plan-based awards made to our NEOs in 2022. Mr. Garilli and Ms. Lombard are not included in the following table because neither NEO received grants of plan-based awards in 2022.

Name	Grant Date	All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards
		(#)	($)
Andrea L. Olshan	3/15/2022	176,834	1,999,993
Matthew E. Fernand	3/15/2022	37,539	424,566
Eric Dinenberg	3/15/2022	35,331	399,594

Narrative Disclosure to Summary Compensation Table & Grants of Plan-Based Awards Table

Employment Agreements

Set forth below is a summary of the Employment Agreements with Mses. Olshan and Lombard and Messrs. Fernand and Dinenberg. Mr. Garilli serves in his role as our Interim Chief Financial Officer through a consulting agreement with Winthrop Capital Advisors, LLC, which arrangement is described under the heading “Review and Approval of Transaction with Related Persons – Our Relationship with Winthrop Capital Advisors, LLC and John Garilli.” For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the Employment Agreements, please see “Potential Payments Upon Termination or Change in Control” below.

Andrea L. Olshan

On February 7, 2021, Seritage entered into an Employment Agreement with Andrea L. Olshan to serve as the Company’s Chief Executive Officer and President, effective for an initial three-year term beginning on March 16, 2021, which term is subject to automatic one-year renewals. Ms. Olshan’s Employment Agreement was subsequently amended on March 15, 2022.

Ms. Olshan’s Employment Agreement provides for an annual base salary of $1,000,000. For the 2022 calendar year, the Employment Agreement provides that her annual bonus will be fixed at the “target” bonus level of 140% of her annual base salary and there would be no performance metrics applicable to her 2022 annual bonus. Ms. Olshan’s Employment Agreement further provides that her 2022 annual equity awards will be comprised entirely of time-based RSUs that vest ratably on first three anniversaries of the date of grant, subject to her continued employment through each vesting date.

Matthew Fernand

On May 15, 2015, Seritage entered into an Employment Agreement with Matthew Fernand, Chief Legal Officer and Corporate Secretary of Seritage. Mr. Fernand’s Employment Agreement was subsequently amended on March 15, 2022.

Mr. Fernand’s Employment Agreement provides for an annual base salary, which is currently $425,000. For the 2022 calendar year, the Employment Agreement provides that his annual bonus will be fixed at the “target” bonus level of $318,750 and there will be no performance metrics applicable to his 2022 annual bonus. Mr. Fernand’s Employment Agreement further provides that his 2022 annual equity awards will be comprised entirely of time-based RSUs that vest ratably on first three anniversaries of the date of grant, subject to his continued employment through each vesting date.

In addition, the Employment Agreement provides that Mr. Fernand will be entitled to receive the following retention bonus payments on the following dates: (i) $199,218.75 on July 15, 2022 and November 15, 2022; (ii) $398,437.50 on March 15, 2023, $199,218.75 on July 15, 2023, and $199,218.75 on November 15, 2023; and (iii) $398,437.50 on March 15, 2024, in each case, subject to his continued active employment in good standing through the applicable date.

Eric Dinenberg

On March 14, 2019, Seritage entered into an Employment Agreement with Eric Dinenberg, in his role as Senior Vice President, Development and Construction. In connection with his promotion to the role of Executive Vice President of Development and Construction in April 2019, adjustments were made to Mr. Dinenberg’s salary. In connection with his subsequent promotion to serve as Chief Operating Officer of Seritage, effective December 17, 2021, terms of the agreement were again updated, and most recently, the terms of the Employment Agreement were amended on March 15, 2022.

Mr. Dinenberg’s agreement provides for an annual base salary of $340,000, which amount was increased to $375,000 in April 2021 as part of his promotion to Executive Vice President of Development and Construction, and, subsequently increased to $400,000 in connection with Mr. Dinenberg’s promotion to Chief Operating Officer in December 2021. For the 2022 calendar year, the Employment Agreement provides that his annual bonus will be fixed at the “target” bonus level of $300,000 and there would be no performance metrics applicable to his 2022 annual bonus. Mr. Dinenberg’s Employment Agreement further provides that his 2022 annual equity awards will be comprised entirely of time-based RSUs that vest ratably on first three anniversaries of the date of grant, subject to his continued employment through each vesting date.

In addition, the Employment Agreement provides that Mr. Dinenberg will be entitled to receive the following retention bonus payments on the following dates: (i) $187,500 on July 15, 2022 and November 15, 2022; (ii) $375,000 on March 15, 2023, $187,500 on July 15, 2023, and $187,500 on November 15, 2023; and (iii) $375,000 on March 15, 2024, in each case, subject to his continued active employment in good standing through the applicable date.

Amanda Lombard

Ms. Lombard and the Company were party to an Employment Agreement, dated November 9, 2020. Ms. Lombard voluntarily resigned from her position in January 2022, with her departure becoming effective on January 14, 2022. During the period of 2022 for which Ms. Lombard remained in her role as Chief Financial Officer, she received a base salary based on her contractual annual base salary rate of $400,000, but she was not entitled to any annual bonus or equity awards in respect of 2022.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth the outstanding equity awards held by our NEOs at December 31, 2022. Mr. Garilli and Ms. Lombard are not included in the following table because neither NEO held outstanding award on December 31, 2022.

	Stock Awards			Equity Incentive Plan Awards
Name	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Number of unearned shares, units or other rights that have not vested		Market value of shares, units or other rights of stock that have not vested
	(#)		($) (1)	(#)		($) (1)
Andrea L. Olshan	218,302	(2)(4)	2,582,513
				124,405	(2)(3)	1,471,711
Matthew E. Fernand	42,524	(4)	503,059
				3,927	(5)(3)	46,456
				3,895	(6)(3)	46,078
Eric Dinenberg	58,305	(4)(7)	689,748
				1,292	(5)(3)	15,284
				950	(6)(3)	11,239
(1)	The market values of RSUs set forth in this table are calculated assuming a price of $11.83 per share, which was the closing market price of a Seritage common share on December 30, 2022, which was the last trading day of the year.

(2)	Represents sign-on grants to Ms. Olshan. The time-based RSUs vest in four substantially equal installments on April 12, 2021 (the date of grant), March 16, 2022, March 16, 2023, and March 16, 2023 (the first three anniversaries of her employment commencement date). The performance-vested RSUs are subject to achievement of relative and absolute total shareholder return performance conditions for the period beginning January 1, 2021 and ending December 31, 2023.
(3)	The performance-vested RSUs service vest as of the last day of the performance period and will be earned and settled in full following the Compensation Committee’s determination of the achievement of the applicable performance (following the completion of the performance period). These RSUs will be earned at 50%, 100%, or 150% of target upon the achievement of threshold, target, or maximum performance, respectively, and the number of RSUs reflected in the table above assumes that performance is achieved at target. If threshold performance is not met, the full number of RSUs will be forfeited. The 2019 Annual Performance-Vested RSU performance conditions consist of relative total shareholder return achievement, measured for the period 2020-2022. The 2020 Annual Performance-Vested RSU performance conditions consist of 50% relative total shareholder return achievement and 50% absolute total shareholder return performance, measured for the period 2021-2023.
(4)	Represents the remaining unvested portion of time-based RSUs as set forth in the table below, which, in each case, vest in three substantially equal installments of the date of grant, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment, and as more fully described under the heading “Potential Payments Upon Termination or Change in Control” below):
Name	2019 Annual Time- Based RSUs, granted 3/2/2020	2020 Annual Time- Based RSUs, granted 3/5/2021	2021 RSUs as Annual Bonus, granted 3/5/2021	2022 Annual Time- Based RSUs, granted 3/15/2022
Andrea L. Olshan	-	-	-	176,834
Matthew E. Fernand	873	866	3,246	37,539
Eric Dinenberg	287	634	1,056	35,331
(5)	Represents the target number of unvested RSUs for the performance period January 1, 2020 and ending December 31, 2022. The applicable performance metrics were not met, and these RSUs were forfeited.
(6)	Represents the target number of unvested RSUs for the performance period January 1, 2021 and ending December 31, 2023.
(7)	Includes 20,997 RSUs granted to Mr. Dinenberg in connection with his promotion to the position of Chief Operating Officer. These RSUs vest in three substantially equal installments on December 17, 2022, December 17, 2023 and December 17, 2024, subject to continued employment through the applicable vesting date (other than in connection with certain terminations of employment).

Stock Vested in 2022

The following table provides information about restricted stock and RSUs that vested during 2022. Mr. Garilli and Ms. Lombard are not included in the following table because neither NEO held stock awards that vested in 2022.

	Stock Awards
	Number of shares acquired on vesting	Value realized on vesting
Name	(#)(1)(2)	($)(2)
Andrea L. Olshan	20,734	229,940
Matthew E. Fernand	5,671	63,831
Eric Dinenberg	12,052	100,694
(1)	Number of shares vested rounded down for any fractional share.
(2)	Mr. Dinenberg net settled his RSUs vesting on December 17, 2022, resulting in the Company withholding a number of shares in order to cover the relevant tax obligations. In this regard, of the numbers above, 3,515 shares were withheld and 8,537 shares were issued to Mr. Dinenberg. The value realized represents gross proceeds received upon settlement.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Andrea L. Olshan

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Ms. Olshan is entitled to: (a) a prorated annual bonus for the year of termination, calculated based on target performance through the date of termination, and (b) full vesting of her sign-on and annual equity awards; provided, that performance for any outstanding performance-based vesting equity awards will be based on target performance through the date of termination.

Termination without Cause; Resignation with Good Reason. In the event of a termination of Ms. Olshan’s employment by Seritage without Cause or her resignation for Good Reason (as such terms are defined in her Employment Agreement), in either case prior to a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance through the date of termination; (b) severance in an amount equal to two times the sum of Ms. Olshan’s then-current base salary plus the annual bonus in respect of the year of such termination, calculated at target, payable over 24 months; (c) 18 months of welfare benefits continuation including subsidized COBRA coverage; (d) full vesting of any outstanding sign-on equity awards (with “target” performance deemed to have been achieved for the performance-based vesting sign-on RSUs) and time-based annual equity awards; and (e) prorated vesting of any outstanding performance-based vesting annual equity awards (with “target” performance deemed to have been achieved) and (f) 12 months of outplacement services. However, if such termination occurs within 90 days preceding the consummation of a change in control, and the achievement of actual performance would result in a higher number of performance-based vesting RSUs vesting than were determined to have vested based on “target” performance in connection with her termination, Ms. Olshan will receive a cash payment equal to the difference between such amounts, using the fair market value of a share of Seritage’s common shares on the date of such change in control.

Change in Control. In the event that such termination event occurs on or during the 12 months following a Change in Control of Seritage, subject to the execution of an irrevocable general release of claims, Ms. Olshan is entitled to the same benefits as described above, except that (a) the prorated annual bonus is measured based on performance through the date of the change in control of Seritage; (b) the cash severance multiplier for salary continuation is three instead of two and such amount is paid in a lump sum; and (c) all outstanding annual equity awards vest in full, with any performance-based vesting RSUs vesting based on actual performance. In the event that payments or benefits owed to Ms. Olshan constitute “parachute payments” (within the meaning of Section 280G of the Code) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Ms. Olshan receiving a higher net after-tax amount than she would have received absent such reduction.

Restrictive Covenants. Ms. Olshan is subject to a perpetual confidentiality covenant and, during her employment with Seritage and for 12 months immediately thereafter, a non-solicitation covenant. For the 12-month period immediately following her termination of employment, Ms. Olshan is also subject to a non-competition covenant which prohibits her from rendering services to certain Seritage competitors specified in her Employment Agreement.

Forfeiture Provisions. If Ms. Olshan violates the non-compete covenant set forth in her Employment Agreement by becoming employed by a specified competitor or if it is discovered that Ms. Olshan engaged in certain conduct that would have constituted cause under her Employment Agreement, the salary continuation and COBRA subsidy that Ms. Olshan was receiving will terminate and Ms. Olshan will be required to reimburse Seritage for salary continuation payments previously paid (or, following a change in control, for the lump-sum cash severance payment).

Matthew Fernand

Termination due to Death or Disability. Upon a termination of employment due to death or disability, Mr. Fernand is entitled to (a) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination, and (b) vesting of his annual equity awards; provided, that the vesting for any performance-based vesting equity awards shall be prorated based on performance through the date of termination. In the case of disability, Mr. Fernand is also entitled to 12 months of subsidized COBRA coverage.

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without Cause or a resignation by Mr. Fernand with Good Reason (each as defined in his Employment Agreement), subject to the execution of an irrevocable general release of claims, Mr. Fernand is entitled to (a) base salary continuation for 12 months; (b) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination; and (c) 12 months of subsidized COBRA coverage. In addition, if Mr. Fernand is terminated without Cause or resigns for Good Reason prior to the completion of his 24-month retention period (measured from March

15, 2022), he will be entitled to receive, subject to his execution of a general release of claims against the Company, (1) the unpaid portion of his retention bonuses, (2) the total amount of his base salary that would have been payable during the remaining portion of the 24-month retention period, and (3) an amount equal to the sum of his target annual cash bonus plus his target annual equity award value, multiplied by two, such product reduced by the total amount of his target annual cash bonus and target annual equity award bonus value paid to Mr. Fernand in the ordinary course of business prior to the effective date of his termination of employment for the performance years covered by the retention period.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Fernand is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Equity Treatment. Treatment of outstanding RSUs held by Mr. Fernand in the event of a termination without Cause or resignation for Good Reason is governed by Board action taken in March 2022. The Board approved that, in the event of such terminations, all of Mr. Fernand’s outstanding time-based vesting RSUs would vest in full and performance-based vesting RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being measured at the time of the effective date of the termination event.

Eric Dinenberg

Termination Without Cause; Resignation with Good Reason. Upon a termination by Seritage without Cause or a resignation by Mr. Dinenberg with Good Reason (each as defined in his Employment Agreement), subject to the execution of an irrevocable general release of claims, Mr. Dinenberg is entitled to (a) base salary continuation for 12 months and (b) a prorated annual bonus for the year of termination, based on actual performance for the full year of termination. In addition, if Mr. Dinenberg is terminated without Cause or resigns for Good Reason prior to the completion of his 24-month retention period (measured from March 15, 2022), he will be entitled to receive, subject to his execution of a general release of claims against the Company, (1) the unpaid portion of his retention bonuses, (2) the total amount of his base salary that would have been payable during the remaining portion of the 24-month retention period, and (3) an amount equal to the sum of his target annual cash bonus plus his target annual equity award value, multiplied by two, such product reduced by the total amount of his target annual cash bonus and target annual equity award bonus value paid to Mr. Dinenberg in the ordinary course of business prior to the effective date of his termination of employment for the performance years covered by the retention period.

Restrictive Covenants. During his employment with Seritage and for 12 months thereafter, Mr. Dinenberg is subject to non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant, each set forth in his Employment Agreement.

Equity Treatment. Treatment of outstanding RSUs held by Mr. Dinenberg in the event of a termination without Cause or resignation for Good Reason is governed by Board action taken in March 2022. The Board approved that, in the event of such terminations, all of Mr. Dinenberg’s outstanding time-based vesting RSUs would vest in full and performance-based vesting RSUs would vest pro rata based on the time elapsed during the performance period, with actual performance being measured at the time of the effective date of the termination event.

Amanda Lombard

Due to Ms. Lombard’s resignation on January 14, 2022 without Good Reason (as defined in her Employment Agreement), Ms. Lombard was not entitled to any severance payments or benefits.

Treatment of Outstanding RSUs in event of a Change in Control

In connection with a change in control of Seritage, the time-based and performance-based vesting RSUs outstanding at the time of the change in control event granted to Messrs. Fernand and Dinenberg will vest in accordance with the terms and conditions of the Company’s equity plan. The Company’s equity plan provides that any non-vested award will fully vest in the event of either (a) the failure by the purchasing business entity to assume or continue Seritage’s rights and obligations under each award outstanding immediately prior to the change in control, or to substitute for each outstanding award a substantially equivalent award; or (b) the award holder’s termination of employment within 12 months following a change in control on account of a termination by Seritage (or any acquirer)

for any reason other than cause (as such term is defined in and determined under the applicable individual award agreement) or on account of an award holder’s resignation for good reason (if an individual award agreement contains a definition of good reason).

The treatment of Ms. Olshan’s equity awards upon a change in control is described under the heading “Potential Payments Upon Termination or Change in Control—Employment Agreements—Andrea L. Olshan” above.

Quantification of Potential Termination and Change in Control Payments and Benefits

The table below calculates the payments and benefits described above for the various termination scenarios and in the event of a change in control, assuming the termination event (or change in control event) occurred on December 31, 2022. Mr. Garilli is not included in the following table because he is not entitled to payments or benefits in connection with a termination of his services for any reason. Ms. Lombard is not included in the following table because she resigned without Good Reason effective January 14, 2022, and did not receive any payments or benefits in connection with her resignation.

Name	Cash Severance	Pro-rata Bonus (1)	COBRA and Other Benefits (2)	Equity Acceleration Value (4)	Total
Termination by the Company without Cause or Resignation for Good Reason
Andrea L. Olshan (5)	$ 4,800,000	$ 1,400,000	$ 28,014	$3,563,653	$9,791,667
Matthew E. Fernand	3,090,104	318,750	12,009	580,234	4,001,097
Eric Dinenberg	2,908,333	300,000	-	712,525	3,920,858
Termination by the Company for Cause or Resignation without Good Reason
Andrea L. Olshan	-	-	-	-	-
Matthew E. Fernand	-	-	-	-	-
Eric Dinenberg	-	-	-	-	-
Termination in event of Death or Disability
Andrea L. Olshan	-	$ 1,400,000	-	$ 4,054,224	$ 5,454,224
Matthew E. Fernand	-	318,750	$ 12,009	580,234	1,016,818
Eric Dinenberg	-	300,000	-	712,525	1,112,125
Change in Control if Awards are not Assumed (6)
Andrea L. Olshan	-	-	-	$4,054,224	$ 4,054,224
Matthew E. Fernand	-	-	-	595,593	595,593
Eric Dinenberg	-	-	-	716,271	716,271
(1)	The calculation of a “pro-rata” bonus assumes, for this purpose, that the NEO’s full bonus amount that was earned in respect of 2022.
(2)	In the case of a termination without cause or resignation for good reason (whether or not in connection with a change in control) amounts in this column include an estimate of the portion of COBRA continuation coverage to be paid by the Company, based on 2022 rates and, in the case of Ms. Olshan, the value of certain outplacement services, which is assumed to equal $10,000. In the case of termination as a result of death and disability, the amounts shown only apply in the event of disability.
(4)	Values reflect the intrinsic value of the unvested equity awards that would vest in each circumstance. The calculations assume a share price of $11.83, which was the closing market price of a Seritage common share on December 30, 2022, which was the last trading day of the year. If acceleration is pro-rated under the terms of the applicable award agreement, the calculation assumes a termination date of December 31, 2022 and “target” performance achievement, as applicable.
(5)	For Ms. Olshan, in the case that the termination event occurs upon or within twelve (12) months following a Change in Control, she is entitled to receive cash severance of $7,200,000 in lieu of the cash severance amount stated.
(6)	Assumes the occurrence of a change in control in which outstanding unvested equity awards are not assumed or substituted and the executive does not incur a termination of employment.

Compensation Program-Related Risk Assessment

When the Compensation Committee reviews compensation programs, it considers potential areas that may encourage risk and applicable risk mitigation factors as part of the design, and it adopts programs that it believes will not reasonably be likely to encourage employees to take unnecessary or excessive risks that could result in a material adverse risk to the Company.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide annual disclosure of the ratio of (i) the median of annual total compensation of all of our employees other than our chief executive officer to (ii) the total annual compensation of our chief executive officer.

For fiscal year 2022, the annual total compensation for our CEO, Ms. Olshan, was $4,411,262. The estimated annual total compensation for 2022 for the employee that has been identified, using the methodology, adjustments and estimates described below, as at the median of our Company was $240,404. Therefore, the ratio of our CEO’s annual total compensation to that of our established median employee for 2022 is estimated to be approximately 18 to 1.

To determine our median employee, we reviewed the total cash compensation (i.e., base salary plus bonus) paid in 2022 for all individuals, excluding our CEO, who were employed by us on December 31, 2022 (whether employed on a full-time, part-time, seasonal, or temporary basis). As of that date, we had a total of 31 such employees, all of whom are located in the United States. Using Company records and payroll data, as part of this calculation, we annualized the base salary amount for full-time employees who were employed at our December 31, 2022 measurement date but who worked for us for less than the full year. We believe doing so reasonably estimates the true compensation levels of our personnel. Except for this annualization, we did not make any assumptions, adjustments, or estimates with respect to the cash compensation amount.

After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table set forth in this Proxy Statement. The Company chose to recalculate its median employee for 2022 because of the changes in the employee population as compared to 2021; however, the methodology used to identify the median employee in 2022 is consistent with the method utilized in prior years.

We believe the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules, which permit the use of estimates, assumptions, and adjustments in connection with the identification of our median employee. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies, even those in a similar business, may not be comparable to the one we report above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain measures of the Company’s financial performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” The Compensation Committee did not consider the compensation actually paid measure below in making its compensation decisions for any of the years shown below given the timing of the new required disclosure. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Pay Versus Performance Table

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as compensation is calculated for purposes of the Summary Compensation Table) for our principal executive officers (“PEOs”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), (ii) a measure of compensation referred to as “compensation actually paid” (calculated in accordance with Item 402(v) of Regulation S-K) for our PEOs and, as an average, for our other Non-PEO NEOs, and (iii) certain financial performance measures, in each case, for our three most recently completed fiscal years. As discussed below under “Financial Performance Measures,” the Company did not use financial performance measures in 2022 to link compensation actually paid to the Company’s performance. As a result, the following table does not an additional financial performance measure selected by the Company.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Andrea L. Olshan ($)	Summary Compensation Table Total for Benjamin Schall ($)	Compensation Actually Paid to Andrea L. Olshan ($)	Compensation Actually Paid to Benjamin Schall ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($ in thousands)
(a)	(b)1	(c)1	(d)2	(e)3	(f)4	(g)5	(h)6	(i)7	(j)8
2022	4,464,584	-	3,509,293	-	282,692	212,466	30	90	(152,964)
2021	5,535,609	97,655	4,846,442	(2,872,955)	1,216,648	1,117,444	33	123	(38,985)
2020	-	2,288,554	-	(3,032,742)	811,351	88,941	37	89	(120,097)
[1]	The dollar amounts reported in columns (b) and (c) are the amounts of total compensation reported for Ms. Olshan (who has been our PEO since March 2021) and Benjamin Schall (who was our PEO from May 2015 through January 2021), respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
[2]	The dollar amounts reported in column (d) represents the amount of “compensation actually paid” to Ms. Olshan for the corresponding year, as computed in accordance with Item 402(v) of Regulation S-K and as further described below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Olshan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Olshan’s total compensation for each year to determine the compensation actually paid:
Year	Reported Summary Compensation Table Total for Ms. Olshan ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to Ms. Olshan ($)
2022	4,464,584	(2,552,546)	1,597,255	3,509,293
2021	5,535,609	(3,737,493)	3,048,326	4,846,442
2020	-	-	-	-
(a)	The grant date fair value of equity awards represents the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. We have not provided pension benefits to either PEOs or any of our Non-PEO NEOs; therefore, no adjustments to the Summary Compensation Table totals for changes in pension values are necessary.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid or accrued on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:
Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year- End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	2,346,587	(704,132)	-	(45,200)	-	-	1,597,255
2021	2,678,224	-	370,102	-	-	-	3,048,326
2020	-	-	-	-	-	-	-
[3]	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to Mr. Schall, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Mr. Schall during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made Mr. Schall’s total compensation for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:
Year	Reported Summary Compensation Table Total for Mr. Schall ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(a)	Compensation Actually Paid to Mr. Schall ($)
2022	-	-	-	-
2021	97,655	-	(2,970,610)	(2,872,955)
2020	2,288,554	(1,706,276)	(3,615,020)	(3,032,742)
(a)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year- End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	-	-	-	-	-	-	-
2021	-	-	-	-	(2,970,610)	-	(2,970,610)
2020	763,611	(3,914,319)	-	(640,968)	-	176,656	(3,615,020)
[4]	The dollar amounts reported in column (f) represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, John, Garilli, Matthew Fernand, Eric Dinenberg, and Amanda Lombard; (ii) for 2021, Matthew Fernand, Eric Dinenberg, Amanda Lombard, and Kenneth Lombard; and (iii) for 2020, Matthew Fernand, Amanda Lombard, Kenneth Lombard, Brian Dickman, and Mary Rottler.
[5]	The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the Non-PEO NEOs specified in footnote 4, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2022	282,692	(274,720)	204,494	212,466
2021	1,216,648	(321,510)	222,306	1,117,444
2020	811,351	(250,381)	(472,029)	88,941
(a)	For 2022 and 2020, represents the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. For 2021, represents the sum of the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for 2021 plus the grant date fair value of the time-based vesting RSUs granted to the Non-PEO NEOs on March 5, 2021, in lieu of their 2020 annual cash bonuses, which were reported in the “Bonus” column in the Summary Compensation Table for 2020 (other than Mr. Dinenberg who was not an NEO in 2020 but who was granted a time-based vesting RSU on March 5, 2021, in lieu of his 2020 annual cash bonus with a grant date fair value of $67,995).
(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year- End Fair Value of Equity Awards Granted in the Year and that are Unvested ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Equity Award Adjustments ($)
2022	241,746	(4,066)	-	(7,190)	(25,997)	-	204,494
2021	250,235	(58,214)	-	24,319	(740)	6,706	222,306
2020	65,652	(263,199)	-	(55,871)	(229,731)	11,120	(472,029)
[6]	Represents our cumulative TSR calculated by dividing the sum of the cumulative amount of dividends for the measurement period (as defined in Item 402(v)(2)(iv) of Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
[7]	Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the MSCI US REIT Index.
[8]	The dollar amounts reported represent our net income (loss) attributable to our common shareholders, as reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the descriptions below of the relationships between information presented in the Pay Versus Performance Table. The financial performance measures presented in the Pay Versus Performance Table are not used by the Company to make compensation decisions. Therefore, the information presented in the Pay Versus Performance Table and the outcomes of the analysis below are not reflective of our executive compensation program or philosophy. For more information regarding the elements of our executive compensation program and, in particular, our pay mix, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Compensation Actually Paid and Cumulative TSR

The decline in amount of compensation actually paid to Ms. Olshan over the two years of her employment with us (2021-2022) and the decline in average amount of compensation actually paid to the Non-PEO NEOs over the same period is generally aligned with the Company’s cumulative TSR over the same period. The alignment of compensation actually paid with the Company’s cumulative TSR over this period is because a significant portion of the compensation actually paid to Ms. Olshan and to the Non-PEO NEOs was comprised of equity awards and the Company’s trading price during this period reflected a modest decline.

The negative compensation actually paid to Mr. Schall from 2020 to 2021 (until his departure on January 22, 2021) is reflective of the fact that most of his compensation actually paid during this period was comprised of his outstanding equity awards. Due to the outbreak of the COVID-19 pandemic, the Company’s trading price dropped significantly from where it was trading at the end of 2019, resulting in a large decrease in the value of Mr. Schall’s outstanding equity awards and a corresponding decrease in the compensation actually paid to him in 2020. Mr. Schall’s negative compensation actually paid in 2021 is reflective of the fact that he forfeited all of his outstanding equity awards in connection with his departure in January 2021.

The average amount of compensation actually paid to the Non-PEO NEOs, which reflects an upward trend from 2020 to 2021 that is inverse to the slightly negative trend of our cumulative TSR during the same period, is attributable (i) to the fact that a significant portion of the compensation actually paid to the Non-PEO NEOs was comprised of outstanding equity awards, (ii) the Non-PEO NEOs received significantly lower annual cash bonus payouts in 2020 and (iii) the annual bonus program normalized in 2021. Like Mr. Schall, the average compensation actually paid to the Non-PEO NEOs in 2020 reflects the sharp decrease in the value of our stock in 2020 compared to its value at the end of 2019 (coincident with the outbreak of the COVID-19 pandemic), resulting in a large decrease in the value of their outstanding equity awards and a corresponding decrease in the average compensation actually paid to them in 2020. The average compensation actually paid to the Non-PEO NEOs in 2021 reflects the moderation in value of our stock price from the end of 2020 to the end of 2021 and their receipt of 2021 annual bonuses that were generally consistent with pre-pandemic amounts after receiving significantly lower payouts in 2020.

Compensation Actually Paid and Net Income (Loss)

The Company does not use net income (loss) as a performance measure in its executive compensation program because it is neither a reliable indication of our Company’s performance nor an effective measure of long-term value creation for our Company. Therefore, even though the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to the Non-PEO NEOs was generally aligned with the Company’s net income (loss) over the three years presented in the Pay Versus Performance Table, we do not view our net income (loss) results as having a relationship to our executive compensation program.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The Company’s cumulative TSR over the three-year period presented in the Pay Versus Performance Table was negative 70%, while the cumulative TSR of the peer group presented for this purpose, the MSCI US REIT Index, was negative 10% over the three years presented in the table. Based on an initial $100 investment, the Company’s cumulative TSR underperformed the index in each of 2020, 2021 and 2022.

Financial Performance Measures

As described in greater detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects our focus on executing our strategic goals in connection with implementation of the Plan of Sale, which necessitated redesigning our executive compensation program in 2022. Specifically, our redesigned annual cash bonus program provided that each eligible executive would receive a bonus in an amount equal to the executive’s target annual cash bonus incentive, subject to the executive’s continued employment through the bonus payment date, and further provided that there would be no performance measures applicable in 2022. In addition, rather than granting executives a mix of time-based vesting and performance-based vesting RSUs as we have in the past, our redesigned annual equity award program was comprised entirely of time-based vesting RSUs, which will vest ratably over a period of three years. Our other elements of executive compensation, including base salary and employee benefits, are also not linked to financial performance measures. As a result, our 2022 executive compensation program did not use financial performance measures to link compensation actually paid to the Company’s performance. As a result, we have not included a tabular list of financial performance measures in this disclosure.

COMPENSATION OF TRUSTEES

Seritage provides its non-employee trustees an annual cash retainer in the amount of $100,000 for serving as a trustee of Seritage and an annual cash retainer in the amount of $15,000 for trustees who serve as the chairperson of the Audit Committee or the Compensation Committee. The annual cash retainer amount is typically paid on a quarterly basis. In addition, trustees serving on the Special Committee received additional meeting fees, including $1,200 per meeting for the Special Committee’s chairperson and $1,000 per meeting for the Special Committee’s members. All trustees are also reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Trustees and committees of the Board of Trustees. None of the trustees have been awarded equity compensation by the Company.

The following table reflects the portion of the annual cash retainer earned for 2022 for non-employee trustees who served on the Board of Trustees during 2022.

Name (1)	Fees Earned or Paid in Cash ($)
David S. Fawer	25,000
Edward S. Lampert	16,667
Adam Metz	92,000
John T. McClain	176,000
Talya Nevo-Hacohen	75,000
Sharon Osberg	146,000
Mitchell Sabshon	75,000
Thomas M. Steinberg	25,000
Allison L. Thrush	155,200
Mark Wilsmann	75,000
(1)	Mr. Lampert resigned from the Board, effective March 1, 2022. Mr. Fawer and Mr. Steinberg each resigned from the Board, effective April 26, 2022. In addition, Mr. Metz joined the Board effective March 30, 2022, and Mr. Sabshon, Ms. Nevo-Hacohen, and Mr. Wilsmann joined the Board effective as of April 26, 2022.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2023. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte as the independent registered public accounting firm of Seritage for 2023. If our shareholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee and our Board. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, during the fiscal year 2021 and 2022:

	January 1, 2022 to December 31, 2022	January 1, 2021 to December 31, 2021
Audit Fees (1)	$1,766,446	$1,447,550
Audit-Related Fees	$0	$0
Tax Fees	$531,683	$605,633
Other Fees (2)	$0	$50,000
Total	$2,298,129	2,103,183

(1)	Audit Fees represent fees for professional services provided in connection with the audits of the Company’s consolidated annual financial statements, internal control over financial reporting and review of the quarterly financial statements, including certain accounting consultations in connection with the audit, consents and other SEC matters.
(2)	Other Fees represent fees for professional services provided in connection with consents for SEC filings.

The Audit Committee must pre-approve all services of our independent registered public accounting firm as required by its charter and the rules of the SEC. Each fiscal year, the Audit Committee approves an annual estimate of fees for services, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. The Audit Committee reviews and discusses with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the independent auditor’s independence. In addition, the Audit Committee will evaluate known potential services of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of the Board of Trustees of Seritage Growth Properties is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our shareholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NYSE listing rules. The Audit Committee Charter complies with the NYSE listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Seritage Growth Properties for the fiscal year ended December 31, 2022 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Seritage Growth Properties be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2022.

Audit Committee

John T. McClain, Chairman

Adam Metz

Allison L. Thrush

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, commonly referred to as a “say-on-pay vote.” At the 2017 annual meeting of shareholders, the shareholders indicated their preference that the Company conduct a say-on-pay vote every year. Our Board has adopted a policy that is consistent with this preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligned with our shareholders’ interests. Meanwhile, compensation of the Company’s named executive officers is designed to enable the Company to retain talented and experienced executives to lead the Company successfully in the Plan of Sale, which was approved by the shareholders at the 2022 annual meeting.

The Board strongly endorses the Company's executive compensation program and compensation paid to our named executive officers and recommends that shareholders vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis contained in the proxy statement for the 2023 annual meeting of shareholders of the Company, compensation tables and narrative discussion, is hereby approved.

Because the vote is advisory, it is not binding on our Board, the Compensation Committee, or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding our executive compensation program and arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of votes cast (i.e., voted “for” or “against”) in person or represented by proxy at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes (including in response to the results of Proposal No. 4), the next scheduled say-on-pay vote will be held at the 2024 annual meeting of shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

ITEM 4. ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable the Company’s shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we are asking our shareholders to indicate whether they would prefer an advisory vote every one year, two years, or three years. Alternatively, shareholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to our shareholders every “One Year.”

The Board believes that an annual advisory vote on the compensation of our named executive officers is the most appropriate policy for us at this time. The Board recognizes that executive compensation disclosures are made annually and holding an annual advisory vote on the compensation of our named executive officers provides us with direct and immediate feedback on our executive compensation program, policies, and disclosures. However, shareholders should note that because the advisory vote occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases, it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting. We believe that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters.

Accordingly, the Board is asking our shareholders to indicate their preferred voting frequency by voting for every one year, two years, or three years or abstaining from voting on this proposal. While the Board believes that its recommendation is appropriate at this time, our shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our compensation practices for our named executive officers should be held every one year, two years, or three years. The choice among every one, two or three years which receives a majority of all of the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the preferred choice of the shareholders.

The Board and the Compensation Committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, the Board will consider our shareholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board, the Compensation Committee or the Company, the Board may decide that it is in the best interests of our shareholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by the shareholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company, the Board or the Compensation Committee.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE ON ITEM 4 TO HAVE THE COMPANY CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AT THE ANNUAL MEETING OF SHAREHOLDERS EVERY “ONE YEAR.”

OTHER BUSINESS THAT MAY COME BEFORE THE MEETING

Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in their discretion on such business.

2024 ANNUAL MEETING OF SHAREHOLDERS

Procedures for Submitting Shareholder Proposals

Any proposal of a shareholder intended to be included in our Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us no later than December 29, 2023, unless the date of our 2024 Annual Meeting of Shareholders is more than 30 days before or after June 6, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals must be delivered to the Company at the following address: Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

A shareholder nomination of a person for election to our Board or a proposal for consideration at our 2024 Annual Meeting of Shareholders under the advance notice procedures and other requirements set forth in Section 12 of Article II of our current Bylaws, must notify us of the nomination or other proposal in writing by not later than 5:00 p.m., Eastern Time, on December 29, 2023, nor earlier than November 29, 2023. However, in the event that the 2024 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from June 6, 2024, which is the first anniversary of the date of the Annual Meeting , notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. A copy of our Bylaws may be obtained from our Corporate Secretary, who may be reached at Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, NY 10110, Attn: Corporate Secretary.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than our nominees for our 2024 Annual Meeting of Shareholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

SOLICITATION OF PROXIES

The proxies are solicited by our Board. We will pay the cost to solicit proxies. Trustees and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, by facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Seritage Growth Properties are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly authorize a proxy to vote your shares by telephone, through the Internet or by mail.

By Order of the Board of Trustees

Matthew Fernand
Chief Legal Officer and Corporate Secretary

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SRG or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SRG Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3, and 1 YEAR on Proposal 4. 1. The election of John T. McClain, Adam Metz, Talya Nevo-Hacohen, Andrea L. Olshan, Mitchell Sabshon, Allison L. Thrush and Mark Wilsmann as trustees, each to serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified; For Against Abstain For Against Abstain 01 - John T. McClain 02 - Adam Metz 03 - Talya Nevo-Hacohen For Against Abstain 04 - Andrea L. Olshan 07 - Mark Wilsmann 05 - Mitchell Sabshon 06 - Allison L. Thrush 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023; 1 Year 4. The determination, on an advisory non-binding basis, of the frequency in which shareholders will participate in any advisory vote on executive compensation; and For Against Abstain For Against Abstain 3. An advisory, non-binding resolution to approve the Company’s executive compensation program for our named executive officers, as described in the proxy statement; 2 Years 3 Years Abstain 5. Any other business that may properly come before the meeting or any postponement or adjournment of the meeting. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03T48C 1 U P X +

The 2023 Annual Meeting of Seritage Growth Properties Shareholders will be held on Tuesday, June 6, 2023, 10:00am a.m. Eastern Time, virtually via the Internet at www.meetnow.global/M2XYZH2 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SRG q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Seritage Growth Properties + Proxy Solicited by Board of Trustees for Annual Meeting – June 6, 2023 Andrea L. Olshan, John Garilli and Matthew Fernand, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Seritage Growth Properties to be held on June 6, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +